UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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National Penn Bancshares, Inc.
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NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Dear National Penn Shareholder:

On Monday, April 21, 2008, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at the Holiday Inn, 7736 Adrienne Drive, Breinigsville (Fogelsville), Pennsylvania.  The meeting will begin at 9:30 a.m.

Please note this change from our previous location of the Sheraton in Reading.  This new location will allow us to better accommodate all of our shareholders, including the new shareholders we welcome from Christiana Bank & Trust Company and KNBT Bancorp, Inc., our new merger partners.  In lieu of the shareholders dinner, we will make a donation to food banks in our region.

Only shareholders who owned stock at the close of business on March 3, 2008 can attend and vote at the meeting or any postponement or adjournment.  At the meeting, we will:

1.	Elect five directors;

2.	Consider a proposal to ratify the Audit Committee’s selection of National Penn’s independent auditors for 2008;

3.	Consider a shareholder proposal, if it is properly presented at the meeting; and

4.	Attend to other business, if any, properly presented at the meeting.

Your Board of Directors recommends that you vote IN FAVOR OF the election of directors, IN FAVOR OF ratification of the independent auditors selected for 2008, and AGAINST the shareholder proposal if it is presented at the meeting.

At the meeting, we will also report on our 2007 business results and other matters of interest to shareholders.

We are enclosing with this proxy statement a copy of our 2007 Annual Report on Form 10-K.  The approximate date this proxy statement and card(s) are being mailed is March 25, 2008.

IMPORTANT: This mailing contains an Admission Ticket.  FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING.

By Order of the Board of Directors

March 25, 2008	Michelle H. Debkowski
Secretary

Important Notice Regarding the Availability of Proxy Materials For
The Shareholder Meeting to Be Held on April 21, 2008 – You can
view the Annual Report and Proxy Statement on the Internet at:
http://bnymellon.mobular.net/bnymellon/npbc.

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TABLE OF CONTENTS

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NATIONAL PENN BANCSHARES, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. ("National Penn"), on behalf of the Board of Directors, for the 2008 Annual Meeting of Shareholders.  This Proxy Statement and the related proxy form are being distributed on or about
March 25, 2008.

You can vote your shares by completing and returning the enclosed written proxy card.  You can also vote by telephone, toll-free, or online if you have Internet access.  Registered shareholders with addresses outside the United States may not be able to vote by telephone.  The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 9:30 a.m. on April 21, 2008.  The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or through the Internet, you need not return a proxy card.  Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting.  Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

National Penn declared a 3% stock dividend of its common shares on September 28, 2007.  All share and per share information preceding the date of the stock dividend has been proportionately adjusted in this proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal scheduled to be voted on at the meeting is the election of five directors.  These directors will serve a three-year term as Class III directors. The Board of Directors has nominated Thomas A. Beaver, Robert L. Byers, Jeffrey P. Feather, Patricia L. Langiotti, and Natalye Paquin for election as Class III directors.  Each of these individuals is currently serving as a Class III director.

The Board of Directors recommends a vote FOR all its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected.  If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

National Penn's articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible.  In accordance with these provisions, the Board has set the size of the Board at 15 directors and the size of each Class I, II and III at five directors.

The bylaws permit shareholders to nominate candidates for election as directors.  A nomination must be made in compliance with the advance notice and information requirements of the bylaws.  National Penn has not received any such notice of a nomination.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting.  That means the nominees of the Board will be elected if they receive more affirmative votes than any other nominees.  National Penn’s Corporate Governance Guidelines provide that in an uncontested election of directors (where the only nominee are those recommended by the Board), any nominee who receives a greater number of votes “withheld” than votes “for” his or her election is expected to offer his or her resignation.  In any such event, the Nominating/ Corporate Governance Committee will promptly consider the matter and make a recommendation to the Board, and the Board will decide whether to accept the resignation.

Director Information

The Board is separated into three classes, each with a three-year term.  The terms of the persons nominated as Class III directors will expire in 2011.  The terms of the continuing Class I directors expire in 2009, and the terms of the continuing Class II directors expire in 2010.

Below is biographical and other information about the nominees for election as Class III directors, and the continuing Class I and Class II directors, as of March 3, 2008.

Nominees as Class III Directors to serve until 2011:

Thomas A. Beaver, CPA, age 55, has been a director since 2005.  Mr. Beaver is a senior partner in the business consulting group of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm.

Robert L. Byers, age 69, has been a director since 2005.  Mr. Byers is the founder and Chairman of Byers’ Choice, Ltd., a firm specializing in the handcrafting and retailing of Caroler® figurines (seasonal collectibles).

Jeffrey P. Feather, age 65.  Managing Partner, Feather Ventures, LLC, a private investment firm, and Vice Chairman, National Penn.  Previously, Chairman, SunGard Pentamation, Inc., an administrative software and processing services company.  Mr. Feather was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Patricia L. Langiotti, PMC, age 61, has been a director since 1986.  Ms. Langiotti is President of Creative Management Concepts, a management consulting firm.

Natalye Paquin, Esq., age 47, has been a director since October 2006.  Ms. Paquin is Executive Vice President and Chief Operating Officer of The Kimmel Center, which serves as home to performing arts organizations, including The Philadelphia Orchestra.

Continuing as Class I Directors to serve until 2009:

J. Ralph Borneman, Jr., age 69, has been a director since 1988.  Mr. Borneman is President and Chief Executive Officer of Body-Borneman Insurance & Financial Services, LLC, an insurance agency.  Mr. Borneman is also a member of the boards of directors of Erie Indemnity Co. and Erie Family Life Insurance Co.

Thomas L. Kennedy, Esq., age 63, President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania.  Mr. Kennedy was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Molly K. Morrison, age 54, President and Chief Executive Officer of Natural Lands Trust, Inc., a regional land trust.  Ms. Morrison was initially elected a director in 2007 in accordance with the Peoples First, Inc. acquisition agreement.

Glenn E. Moyer, age 56, has been a director since 2002.  Mr. Moyer is President and Chief Executive Officer of National Penn and Chairman of National Penn Bank.  Mr. Moyer was President of National Penn and President and Chief Executive Officer of National Penn Bank from December 2003 through 2006.  Mr. Moyer had been Executive Vice President of National Penn since April 2001 and President and Chief Operating Officer of National Penn Bank since January 2001.

Robert E. Rigg, age 55, has been a director since 1999.  Mr. Rigg is the President of Rigg Darlington Group Inc., an insurance agency.

Continuing as Class II Directors to serve until 2010:

Donna D. Holton, age 62.  Retired President & Chief Operating Officer, Turn of the Century Solution, Inc., an intellectual property company.  Ms. Holton was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Christian F. Martin IV, age 52.  Chairman and Chief Executive Officer, C. F. Martin & Co., Inc., guitar manufacturer.  Mr. Martin was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

R. Chadwick Paul Jr., age 54.  President & Chief Executive Officer, Ben Franklin Technology Partners of Northeastern Pennsylvania, a technology-based economic development company.  Mr. Paul was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

C. Robert Roth, age 60, has been a director since 1990.  Mr. Roth is a Bucks County Magisterial District Judge.

Wayne R. Weidner, age 65, has been a director since 1985.  Mr. Weidner is Chairman of the Board of National Penn, and was Chief Executive Officer of National Penn prior to 2007.  He was Chairman, President and Chief Executive Officer of National Penn from January 2002 until December 2003.  He was named President and Chief Executive Officer of National Penn in 2001.

Corporate Governance

National Penn's governing body is its Board of Directors.  The Board is elected by the shareholders to direct and oversee National Penn's management in the long-term interests of shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn's articles of incorporation, bylaws, and the charters of Board committees, provide a framework for the governance of National Penn.  The Guidelines are intended to assist the Board in the exercise of its responsibilities.  As the operation of the Board is a dynamic process, these Guidelines are reviewed periodically and are changed by the Board from time to time as deemed appropriate.  National Penn's Corporate Guidelines are available on National Penn's website, www.nationalpennbancshares.com.  To access the guidelines, select "Governance Documents."

Director Independence

Under the Nasdaq Stock Market’s Marketplace Rules, a Nasdaq-listed company's board of directors must be comprised of a majority of independent directors.  The Board has determined, after an initial review and determination by the Nominating/Corporate Governance Committee, that each of directors Beaver, Borneman, Byers, Feather, Holton, Kennedy, Langiotti, Martin, Morrison, Paquin, Paul, Rigg and Roth is an independent director, as provided in the Nasdaq Stock Market Marketplace Rules.

Specifically, the Board determined that none of these persons has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a National Penn director.  The Nasdaq Stock Market Marketplace Rules preclude a determination of independence for any person who:

•	Is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn;
•
Has a relative by blood, marriage or adoption or who has the same residence as such director (a "Family Member") who is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn as an executive officer;

•
Accepted, or who has a Family Member who accepted, any compensation from National Penn or any subsidiary of National Penn in excess of $100,000 during any period of twelve consecutive months within the past three years, other than:

•Compensation for Board or Board committee service;
•Compensation paid to a Family Member who is a non-executive employee of National Penn or a National Penn subsidiary; or
•Benefits under a tax-qualified retirement plan or non-discretionary compensation plan.
•
Is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which National Penn or any National Penn subsidiary made, or from which National Penn or any National Penn subsidiary received, payments for property or services that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal year 2007 or any of the past three fiscal years, other than:

•Payments arising solely from investments in National Penn’s securities; or
•Payments under non-discretionary charitable contribution matching programs.
•
Is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of National Penn served on the compensation committee of such other entity;

•	Is, or has a Family Member who is, a partner in National Penn's independent auditors; or
•	Is, or has a Family Member who is, a partner or employee of National Penn’s independent auditors or who worked on National Penn’s audit during any of the past three years.

A majority of Board members are independent directors as defined above, and as defined by the Securities and Exchange Commission and other regulatory authorities.  The independent directors periodically meet in executive session without management present.

Lead Independent Director

The Board of Directors annually designates one of the non-employee directors as Lead Independent Director.  With the retirement of Kenneth A. Longacre from the Board on February 1, 2008, the Board designated Thomas A. Beaver as Lead Independent Director.  Mr. Beaver has served as a director since July 2005.  As Lead Independent Director, Mr. Beaver serves as principal liaison between the other non-employee independent directors and President and Chief Executive Officer Glenn E. Moyer, chairs the meetings of the non-employee independent directors in executive session, and coordinates Board meeting schedules, agendas and related matters with Chairman Wayne R. Weidner and President and Chief Executive Officer Glenn E. Moyer.

Board Membership Criteria

Each member of the Board must possess the individual qualities of competence, collegiality, integrity, accountability, and high performance standards.  Candidates for membership on the Board are selected for their character, judgment, business experience and acumen.  Board members are expected to devote the time and effort necessary to be productive members of the Board, including learning the business of National Penn, and doing all that is necessary to attend and actively participate in meetings of the Board and its committees.

Each non-employee director is also expected to, and currently does, meet National Penn's stock ownership guidelines, which require an equity investment in National Penn stock of at least $100,000, except Ms. Paquin and Ms. Morrison, who were appointed to the Board in 2006 and 2007, respectively, and are each in the five-year phase-in period provided in the guidelines.  See “Stock Ownership – Guidelines.”

Board Committees

The Board maintains five standing committees - Executive, Audit, Compensation, Enterprise Risk Management and Nominating/Corporate Governance, as well as one subcommittee – Technology Risk.  Each committee operates under its own separate charter which is approved by the Board.  A comprehensive description of the duties and responsibilities of each committee is set forth in their respective charters.  These charters are available on National Penn's website.  To access these documents, log on to National Penn's website, www.nationalpennbancshares.com and select "Governance Documents."

Executive Committee.  The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board.  The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise.  The Executive Committee is currently comprised of seven directors.

Audit Committee.  National Penn's Audit Committee is currently comprised of seven directors, all of whom are independent as described under “Director Independence.”  In addition to the above Nasdaq independence requirements, the SEC has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members.  These standards provide that a member of a Nasdaq-listed company's audit committee may not, in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

•	Accept directly or indirectly any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or
•	Be an "affiliated person" of National Penn or any subsidiary of National Penn, as defined by SEC rules.

Each of the members of National Penn's Audit Committee meets these heightened independence standards.

The SEC and Nasdaq also have requirements regarding financial expertise and sophistication.  The Board has determined that Audit Committee Chair Patricia L. Langiotti, President of Creative Management Concepts; Thomas A. Beaver, CPA, a Senior Partner in the business consulting group of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm; Thomas L. Kennedy, Esq., President of Kennedy & Lucadamo, PC; and Albert H. Kramer, Senior Vice President of Operations for    D & E Communications and a member of the National Penn Bank Audit Committee, each meet the SEC's definition of "audit committee financial expert" and are "financially sophisticated" under Nasdaq-listed company audit committee rules.

The Audit Committee's duties include:

•	Appointing, approving compensation for, and providing oversight of, National Penn's independent registered public accounting firm;
•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;
•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;
•	Reviewing the objectivity, effectiveness and resources of National Penn’s internal audit function;
•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;
•	Resolving any disagreements between management and the independent registered public accounting firm; and
•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.  National Penn's Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans.  The Compensation Committee is currently comprised of six directors, all of whom are independent, as described under “Director Independence.”

The Compensation Committee's duties include:

•	Developing executive compensation philosophy and strategy, including the types and mix of compensation components in the total executive compensation package;
•	Developing procedures used in administering executive compensation;
•	Recommending to the Board the level of compensation for non-employee directors of National Penn, including compensation for service on Board committees;
•
Overseeing administration of executive and management incentive plans, long-term incentive compensation plans for executive officers and directors, and other executive and director compensation arrangements;

•	Approving long-term incentive compensation plan and executive incentive plan awards;
•
Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of these goals and objectives, and setting the CEO’s compensation level based on this evaluation;

•	Reviewing and approving guidelines for employment and/or change-in-control agreements for executives; and

•
Reviewing and approving promotions of executive officers, except for the CEO or Chief Operating Officer which shall be subject to approval by the independent directors meeting in executive session of the Board.

The Compensation Committee has authority under its charter to retain outside counsel, compensation consultants, or other experts of its choice, and receives adequate funding from National Penn to engage such advisors.  For information on the compensation consultant currently retained by the Committee, see “Compensation Discussion and Analysis.”

Enterprise Risk Management Committee.  National Penn’s Enterprise Risk Management Committee assists the Board of Directors in providing oversight, direction and authority to management regarding National Penn’s enterprise-wide risk management process.  The Enterprise Risk Management Committee is currently comprised of six directors, including the Lead Independent Director and Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees, all of whom are independent as described under “Director Independence.”

Nominating/Corporate Governance Committee.  National Penn's Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board, and oversees matters of corporate governance processes, including Board performance.  The Nominating/Corporate Governance Committee is currently comprised of eight directors, all of whom are independent as described under "Director Independence."

The Nominating/Corporate Governance Committee's duties include:

•	Screening and recommending candidates as nominees for election to the Board (see also "Consideration of Director Nominees" below);
•	Managing the annual Board and individual director performance assessments;
•	Overseeing the orientation and education of directors;
•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and
•	Ensuring an appropriate structure for management succession and development.

Technology Risk Subcommittee.  In October 2007, National Penn’s Board established a Technology Risk Subcommittee to assist the Directors Enterprise Risk Management Committee and the Board in fulfilling their responsibilities for providing oversight, direction and authority to management regarding National Penn’s enterprise risk management framework as it pertains to information systems technology.  The Technology Risk Subcommittee is currently comprised of four directors, all of whom are independent, as described under “Director Independence.”

Consideration of Director Nominees

The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the criteria set forth in National Penn’s corporate governance guidelines.  Under these criteria, a majority of the directors are to be independent, as described under “Director Independence.”

The Board believes independent directors add balance and diversity to the composition of the Board, and should bring expertise and experience in areas related to important strategic needs of National Penn.  Selection is to be made from individuals whose leadership and effectiveness have been demonstrated or whose specialized training or experience will be of value to National Penn.  Candidates for the Board are to meet the following qualifications:

•	High-level competence and leadership experience in business or administrative roles;
•	Breadth of knowledge about issues affecting National Penn;
•	Ability and willingness to work on a collegial basis with other National Penn directors and National Penn management, and to contribute special competencies to Board activities;
•	Unquestioned personal integrity;
•	Loyalty to National Penn and concern for its success;
•	Courage to criticize and to apply sound business ethics;
•	Ability to exercise sound and independent judgment;
•	Awareness of a director’s vital part in National Penn’s good corporate citizenship and corporate image; and
•	Time available for meetings and consultation on National Penn matters.
The Board endorses the value of seeking qualified directors from diverse backgrounds.  The Nominating/Corporate Governance Committee considers from time to time individuals who, in the judgment of the Committee, would be best qualified to serve on the Board.  The Committee considers the experience and expertise already present on the Board so as to broaden the collective experience and expertise of the Board.  Candidates for membership on the Board may be provided by a director or shareholder, and the Committee may retain professional search firms.  Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend.

Code of Conduct

National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations.  The Code applies to all directors, officers and employees.  All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct.  The Code of Conduct may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting "Governance Documents."

Contacting the Board of Directors

The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them.  Shareholders may write to either the entire Board or to individual directors.  To do so, you should send your communication to National Penn Bancshares, Inc.,
Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary).  Likewise, e-mail communications should be addressed to the Corporate Secretary at mhdebkowski@natpennbank.com.  The Corporate Secretary does not screen letters or e-mails for content, but will forward a letter or e-mail to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Board Committees, Meetings and Attendance

The following table summarizes the Board Committees on which each National Penn director serves as of March 3, 2008.

Name	Audit	Compensation	Enterprise Risk Management	Executive	Nominating/ Corporate Governance	Technology Risk Sub-Committee
Non-Employee Directors:
Thomas A. Beaver	Member		Member	Member	Member
J. Ralph Borneman, Jr.		Chair	Member	Member	Member
Robert L. Byers		Member			Member
Jeffrey P. Feather (1)		Member	Member	Member	Chair
Donna D. Holton (1)			Member		Member	Member
Thomas L. Kennedy (1)	Member	Member			Member
Patricia L. Langiotti	Chair		Member	Member	Member
Christian F. Martin IV (1)	Member	Member
Molly K. Morrison (2)		Member
Natalye Paquin					Member	Chair
R. Chadwick Paul Jr. (1)	Member					Member
Robert E. Rigg	Member					Member
C. Robert Roth	Member		Chair	Member
Wayne R. Weidner (3)				Chair

Employee Director:
Glenn E. Moyer				Member

(1)	Directors elected to the National Penn Board on February 1, 2008, in accordance with the KNBT Bancorp, Inc. merger agreement.
(2)	Elected to the National Penn Board April 24, 2007.
(3)	Retired as a National Penn employee on December 28, 2007, continuing as a non-independent director and as National Penn Chairman.
_____________________

During 2007, and until the February 1, 2008 merger with KNBT Bancorp, Inc., Kenneth A. Longacre, Albert H. Kramer and Frederick P. Krott also served as National Penn directors and members of various Board committees.  Mr. Longacre served as Chair of the Nominating/Corporate Governance Committee and as a member of the Compensation, Enterprise Risk Management and Executive Committees.  Mr. Kramer served as a member of the Audit Committee and Mr. Krott served as a member of the Compensation Committee.   In addition, Fred D. Hafer served as a National Penn director and member of the Audit Committee prior to his retirement at the April 24, 2007 annual meeting of shareholders.

During 2007, the various Board Committees met as follows:  Audit – 8 meetings; Compensation – 7 meetings; Enterprise Risk Management – 7 meetings; Executive – 3 meetings; and Nominating/Corporate Governance – 3 meetings.  During 2007, all directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served, except Molly K. Morrison who was elected to the Board of Directors in April 2007.

National Penn directors are expected to attend annual meetings of shareholders and, barring unforeseen circumstances, generally do so.  Last year's annual meeting was attended by 12 persons serving as National Penn directors at that time.

Director Compensation

The following table sets forth information on compensation of all National Penn directors for fiscal year ended December 31, 2007, excluding Messrs. Weidner and Moyer, who as National Penn employees were not separately compensated for service as directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)(3)	Stock Awards ($) (c)(4)	Option Awards ($) (d) (5)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (f)(6)	All Other Compensation ($) (g)	Total ($) (h)
Thomas A. Beaver	$43,250	$16,295	$0	$0	$2,340	$0	$61,885
J. Ralph Borneman Jr.	44,000	16,295	1,952	0	15,466	0	77,713
Robert L. Byers	33,750	16,295	1,952	0	2,556	0	54,553
Fred D. Hafer(1)	0	0	0	0	0	0	0
Albert H. Kramer (2)	30,947	4,074	490	0	189	0	35,700
Frederick P. Krott	33,250	16,295	1,952	0	10,336	0	61,833
Patricia L. Langiotti	57,500	16,295	1,952	0	5,922	0	81,669
Kenneth A. Longacre	49,250	16,295	1,952	0	13,329	0	80,826
George C. Mason(1)	7,178	13,141	1,952	0	184	0	22,455
Molly K. Morrison (2)	28,250	12,004	0	0	0	0	40,254
Natalye Paquin	29,500	16,295	0	0	0	0	45,795
Robert E. Rigg	36,000	16,295	1,952	0	8,663	0	62,910
C. Robert Roth	44,250	16,295	1,952	0	0	0	62,497

   (1)  Messrs. Hafer and Mason retired as directors on April 24, 2007.

(2)  Mr. Kramer and Ms. Morrison were elected as directors on April 24, 2007.

(3)  Amounts reported are cash retainers, Board fees, and Board standing and special committee fees.  Under the Directors’ Fee Plan, each non-employee director may choose to be paid these fees, in lieu of cash, in (a) shares of National Penn common stock, (b) “phantom” National Penn common stock units or (c) deferred cash.  “Phantom” National Penn common stock units are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional “phantom” common stock units.  All “phantom” common stock units are converted to actual shares of National Penn common stock and issued to an individual upon his or her termination of service as a director or attaining age 65. Deferred cash is credited with interest at a money market rate and is paid out to an individual upon his or her termination of service as a director or attaining age 65.

(4)  Amounts reported are stock award expense for each individual as recognized by National Penn in its income statement for 2007 in accordance with SFAS No. 123(R), and thus include amounts from stock awards in and prior to 2007.  The grant date fair value of each stock award made in 2007 to each individual is as follows:  Thomas A. Beaver: $21,318; J. Ralph Borneman Jr.: $21,318; Robert L. Byers: $21,318; Fred D. Hafer: $0; Albert H, Kramer: $14,414; Frederick P. Krott: $21,318; Patricia L. Langiotti: $21,318; Kenneth A. Longacre  $21,318; George C. Mason: $21,318; Molly K. Morrison: $12,101; Natalye Paquin: $23,753;  Robert E. Rigg: $21,318; and C. Robert Roth:  $21,318.

As of December 31, 2007, each individual has the following aggregate number of stock awards outstanding (including vested or unvested “performance-restricted” restricted stock or restricted stock units, and additional restricted stock units):  Thomas A. Beaver: 2,786; J. Ralph Borneman Jr.:3,033; Robert L. Byers: 3,033; Fred D. Hafer: 1,174; Albert H, Kramer; 1,366; Frederick P. Krott: 3,033; Patricia L. Langiotti: 2,786; Kenneth A. Longacre : 3,033; George C. Mason: 1,174; Molly K. Morrison, 810; Natalye Paquin: 1,296; Robert E. Rigg: 2,993; and C. Robert Roth: 2,786.

(5)  Amounts reported are option award expense for each individual as recognized by National Penn in its income statement for 2007 in accordance with SFAS No. 123(R), and thus include amounts from option awards in and prior to 2007.

As of December 31, 2007, each individual has the following aggregate number of option awards outstanding:  Thomas A. Beaver: 0; J. Ralph Borneman Jr.: 14,076; Robert L. Byers: 2,652; Fred D. Hafer: 4,556; Albert H. Kramer: 663; Frederick P. Krott: 8,364;  Patricia L. Langiotti: 10,268; Kenneth A. Longacre: 12,172; George C. Mason: 2,652; Molly K. Morrison: 0; Natalye Paquin: 0; Robert E. Rigg: 4,556; and C. Robert Roth: 14,076.

(6)  Amounts reported are the interest credited in 2007 on deferred cash balances under the Directors’ Fee Plan and the fair market value of additional “phantom” common stock units and RSUs credited in 2007 on a “phantom” dividend reinvestment of “phantom”stock unit and RSU balances under the Directors’ Fee Plan and the Long-Term Incentive Compensation Plan.

The following table summarizes the compensation arrangements with non-employee directors for 2008:

NATIONAL PENN BANCSHARES	2008
Non-Employee Directors only
Retainers:  Board members must attend in person or by phone 75% of meetings (Board and Committee Meetings combined) to be paid retainer. Committees include:  Audit, Executive, Compensation, Nominating/Corp. Governance.

Chairperson of Audit Committee
Chairperson of Executive Committee
Chairperson of Compensation Committee
Chairperson of Nominating/Corporate Governance Committee
Chairperson of Risk Committee
Additional Retainer – Lead Independent Director
All Other Board Members
$16,200 $13,700 $13,700 $13,700 $13,700 $10,000 $11,200
Meeting Fees (per meeting attended)	$1,500
Committee Fees (per meeting attended)
Audit Committee members, including Chairperson
Audit Committee Meeting by Conference Call
Chairperson of Audit Committee also receives fee per phone meeting with accountants
Audit Committee Chairperson attendance at Subsidiary Board Meeting
Audit Committee Members attendance at Executive Disclosure Committee meeting
All Other Committee Members, including Chairperson (Executive, Compensation,
    Nominating/Corp Governance and Risk)
All Other Committee Phone Meetings
IT Subcommittee
$750 $750 $250 $750 $750 $500 $500 $500
Director Education/Strategic Planning Workshops	$750 per day, (includes travel day)
NATIONAL PENN BANK
Non-Employee Directors only (per meeting attended)
Board meetings (held quarterly) Phone meeting Travel expense allowance-annual	$1,000 $1,000 $500
DIRECTOR EMERITUS
This retainer covers all meetings attended. Includes Bank and Bancshares Board Meetings and any committee meetings the director emeritus may attend.	$2,000
NATIONAL PENN BANK	2008
ADVISORY BOARDS
Non-Employee directors only
Berks County Manufacturing Group FirstService Bank HomeTowne Heritage Nittany Bank KNBT	$250 per mtg $250 per mtg $250 per mtg $6,000/Yr. $18,000/Yr $250 per mtg
NATIONAL PENN INVESTORS TRUST COMPANY
Non-Employee directors only
Retainer for all non-bank board members Chairperson Board Meetings Phone Meetings	$1,000 $750 per mtg $500 per mtg $500 per mtg
CHRISTIANA BANK AND TRUST COMPANY
Non-Employee Directors only (per meeting attended) Audit Committee members, including Chairperson Trust Committee, including Chairperson Travel expense allowance-annual	$1,000 per mtg $750 per mtg $500 per mtg $500

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed with National Penn management the section of this proxy statement captioned “Compensation Discussion and Analysis” and recommended to the Board of Directors that this section be included in this proxy statement and in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2007.

J. Ralph Borneman, Jr., Chair	Thomas L. Kennedy
Robert L. Byers	Christian F. Martin IV
Jeffrey P. Feather	Molly K. Morrison

In addition, Kenneth A. Longacre and Frederick P. Krott, who served on the Compensation Committee during 2007 and until the February 1, 2008 merger with KNBT Bancorp, Inc., have also reviewed the “Compensation Discussion and Analysis” section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis addresses the following areas:

•	Compensation Committee.
•	Philosophy and objectives of executive compensation.
•	Elements of executive compensation.
•	Executive compensation design and decision-making process.
•	Executive compensation actions and decisions.

This discussion is intended to assist in understanding and evaluating the information set forth in the sections captioned “Executive Compensation” and “Potential Payments upon Termination of Employment or a Change in Control.”  These sections provide information on the compensation and benefits provided to National Penn's Chief Executive Officer (CEO), each person serving as Chief Financial Officer (CFO) during 2007, and the four other most highly compensated executive officers in 2007.  These persons are President and CEO Glenn E. Moyer, CFO Michael R. Reinhard (since September 7, 2007), Chief Accounting Officer Gary L. Rhoads (CFO until September 7, 2007), Chairman Wayne R. Weidner (executive officer until retirement on December 28, 2007), and Group Executive Vice Presidents Bruce G. Kilroy, Paul W. McGloin, and Sharon L. Weaver (executive officer until termination of employment on January 2, 2008).

Compensation Committee

The Board of Directors of National Penn maintains a Compensation Committee comprised solely of independent directors (the “Committee”).

During 2007, the Committee was comprised of five directors--J. Ralph Borneman, Jr. (Chair), Robert L. Byers, Frederick P. Krott, Kenneth A. Longacre, and Molly K. Morrison (effective April 25, 2007).  Each of these persons was an independent director.  As of February 1, 2008 (the effective date of National Penn’s merger with KNBT Bancorp, Inc.), the Committee is comprised of Messrs. Borneman (Chair) and Byers, Ms. Morrison, and newly elected National Penn directors Jeffrey P. Feather, Thomas L. Kennedy, and Christian F. Martin IV.  Each of these persons is an independent director.  See “Corporate Governance – Director Independence.”

Role of Committee

The Committee operates under a written charter reviewed and approved annually by the Board   of Directors.  The charter most recently was reviewed, amended, and approved by the Board on November 28, 2007.  This charter is available on National Penn’s website.  To access this document, log on to National Penn's website, www.nationalpennbancshares.com and select "Governance Documents."

The basic responsibilities of the Committee are to

•
Develop executive compensation philosophy and strategy, including independent research on executive officer compensation, to determine appropriate levels of executive compensation, including the mix between fixed and incentive compensation, and the mix between short-term and long-term compensation;

•	Develop executive compensation procedures and programs consistent with approved compensation philosophy and strategy;
•	Review approved guidelines for the compensation of directors, including appropriate levels of compensation for service on Board committees;
•	Approve participation, performance measures, and performance parameters for awards under National Penn’s Long-Term Incentive Compensation Plan and its annual Executive and Management Incentive Plans;
•
Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation;

•	Review/recommend or approve employment, severance and/or change-in-control agreements for Section 16-reporting executive officers;
•	Review and approve promotions for officers to or above the Executive Vice President level; and
•	Review and determine or ratify Section 16-reporting executive officer compensation as recommended by the CEO, including a review of competitive market data and consideration of market conditions.

Committee Meetings

The Committee meets as often as necessary but at least three times per year. In 2007, the Committee met seven times. The Committee Chair establishes each meeting agenda in conjunction with the CEO and other National Penn staff as appropriate. In 2007, the Committee met in executive sessions (without management present) as necessary, particularly when administering any aspect of the compensation program for the Chairman and/or CEO.

The Committee has authorization to engage outside advisors, including consultants and legal counsel as necessary to properly fulfill its role. The Committee generally has its outside compensation consultant attend its meetings. Materials for each meeting are generally provided in advance to Committee members for review. Materials may include the following:

•	Financial reports relevant to National Penn performance, including reports on performance measures used in various compensation plans;
•	Information on National Penn’s strategic objectives and future period budgets;

•	Tally sheets for various executive officers showing all forms of compensation;
•	Background information regarding any proposed changes to any component of executive or non-employee director compensation; and
•	Peer group financial and executive and non-employee director compensation information.

 Meeting minutes are presented, with a report by the Committee Chair, to the full Board of Directors for approval at subsequent Board meetings.

Compensation Consultant

The Committee requests, from time to time, proposals from various executive compensation consulting firms to serve as the Committee’s compensation consultant. The Committee reviews, selects and hires the consulting firm which it deems best qualified to provide the services sought by the Committee. Generally, the Committee requests the consultant to provide peer executive and non-employee compensation data, expertise, and advice to the Committee on various matters brought before the Committee.

In 2007, the Committee selected Mosteller & Associates, Inc., a human resource consulting firm, as its compensation consultant.  Mosteller & Associates has served as National Penn’s compensation consultant since 2005 and has been chosen again for 2008. Mosteller & Associates specializes in executive compensation in the financial services industry and has a client base in the mid-Atlantic region. Under the terms of its engagement, Mosteller & Associates may not perform other work for National Penn, unless it is approved in advance by the Committee Chair and deemed not to be in conflict with the Committee’s responsibilities and Mosteller & Associates’ work for the Committee.  Other work for National Penn that may be approved generally involves routine human resources assignments with company-wide application.  With the prior approval of the Committee Chair, Mosteller & Associates was assigned in 2007 a routine salary study and various human resource projects relating to the pending mergers with KNBT Bancorp, Inc. and Christiana Bank & Trust Company.  These projects represented a minor portion of fees paid to Mosteller & Associates in 2007 and are expected to be completed in early 2008.

Role of Executives in Establishing Compensation

The CEO plays a significant role in the compensation design and implementation process for all executive officer positions, excluding his own. The CEO’s role includes:

•	Making recommendations on performance targets, goals and objectives;
•	Evaluating executive performance;
•
Making recommendations regarding salary levels, corporate titles, base salaries, annual incentive plan categories, long-term incentive compensation awards, general awards, and employment terms for executives; and

•	Providing background information for Committee meeting agenda items.

In 2007, the Chairman and CEO generally attended Committee meetings, but were not present for executive sessions of the Committee. Periodically, other executive officers attended Committee meetings as well, generally to provide reports and information on agenda topics.

Philosophy and Strategy of Executive Compensation

The primary philosophy and strategies in National Penn’s executive compensation program during 2007 were to:

•	Attract and hire new executive team members primarily from within the competitive financial services industry;
•	Retain and motivate executives whose knowledge, skills, and performance are critical to National Penn’s success;
•	Align the interests of executives and shareholders by motivating and rewarding executives for increases in longer-term shareholder value, whether it be on an absolute basis or relative to peers;
•
Provide a total compensation package for executive officers that is competitive in the marketplace, but weighted toward variable pay based on overall corporate, business unit and individual performance, and which contributes to and creates longer-term shareholder value; and

•	Foster a shared commitment and teamwork ethic among executive officers by coordinating company-wide, division, and individual goals.

In December 2007, the Committee reviewed National Penn’s executive compensation philosophy and strategy for 2008 in light of the Company’s significant growth expected following the completion of pending acquisitions of Christiana Bank & Trust Company and KNBT Bancorp, Inc. (which acquisitions were completed in January and February 2008, respectively.)  This evaluation included an analysis of alternative mixes of fixed and variable compensation elements – high fixed base/low variable pay, mid-market fixed base/mid-market variable pay, and low fixed base/high variable pay.  Each of these strategies was assessed by the Committee for the CEO level, top executive level, and senior management level.

National Penn’s core elements of its executive compensation philosophy and strategy are to provide a total compensation package that is competitive in the external market and reward performance that increases longer-term shareholder value.  Based on the considerations and analysis described above, the Committee determined in December 2007 that there was a current need to adopt a more competitive and balanced approach to executive compensation.  The Committee also concluded that there was a need for the Board to have the opportunity to apply discretion in awards based on business and competitive issues.

In accordance with the above, the Committee approved a revised statement of its Compensation Philosophy and Strategy for 2008 on December 17, 2007.  This revised statement included the following changes:

•	Adoption of a mid-market fixed base (base pay target from 90% to 115% of peer group median)/mid-market variable pay strategy for 2008;

•	Consideration of comparable peer group salary benchmarks for base pay determinations and peer group performance for variable pay determinations; and

•	Board discretion in compensation based on individual performance and unusual business factors and their resulting effect on corporate performance.

Peer Group for Compensation Comparison

National Penn reviews financial services organizations to select peers for comparison in compensation matters at least annually.  The peer group is reevaluated due to mergers and changes in peer performance, size, and geography relative to National Penn.  National Penn’s peer group is comprised of diversified financial services companies, with emphasis on companies located in the mid-Atlantic region with assets in the general range of National Penn’s assets.   After peers are selected, the Committee generally benchmarks executives’ base salaries, annual incentive plan targets and levels, long-term incentive compensation targets and levels, all other compensation, and overall company performance results, with the peer group. The primary financial results of the peer group that are considered include return on equity, return on assets, and longer-term earnings per share growth. This direct peer comparison is the primary benchmarking source.  However, in the interest of overall market awareness, the Committee receives and reviews other publicly available information and data throughout the year concerning executive compensation.

The peer group at the beginning of 2007 included the following financial services companies, with assets ranging from approximately $1.5 billion to over $15 billion:

Chittenden Corp(1)	Provident Bankshares Corp.
Community Banks, Inc.(1)	S&T Bancorp, Inc.
First Commonwealth Financial Corp.	Sterling Financial Corp. (1)
First Midwest Bankcorp, Inc.	Susquehanna Bancshares, Inc.
FNB Corp.	United Bankshares, Inc.
Fulton Financial Corp.	Univest Corp. of PA
Harleysville National Corp.	Valley National Bancorp
Omega Financial Corporation

(1) These companies were removed from the peer group during 2007 due to announcements that they were being acquired.

Most of the companies in the above peer group historically have been mid-to-high performance financial services organizations.  National Penn’s historical financial performance, as compared to this group, generally has been a mid-to-upper range performance in terms of:

•	return on equity (net income divided by shareholders’ equity);
•	return on assets (net income divided by total assets); and
•	longer-term earnings per share growth (the increase in earnings per share over a multiple year period).

For 2007, the Committee targeted total executive compensation to be in the middle of this peer group, assuming mid-range financial performance is achieved by National Penn. It sought to achieve this goal by setting relatively lower-range base pay and providing higher-range annual incentive and long-term incentive opportunities.

In late 2007, the Committee determined that a reevaluation of National Penn’s peer group was appropriate as a result of National Penn’s significantly increased asset size following completion of the pending acquisitions of Christiana Bank & Trust Company and KNBT Bancorp, Inc. (which acquisitions were completed in January and February 2008, respectively.)  Accordingly, the Committee established a new peer group for purposes of benchmarking in compensation matters in 2008.  This new peer group consists of companies more appropriate in terms of National Penn’s current asset size, expanding geography, and complexity for comparative purposes.

The peer group for 2008 includes the following financial services companies, with assets ranging from approximately $8 billion to over $15 billion:

Alabama National Bancorporation	Old National Bancorp
BancorpSouth, Inc.	Susquehanna Bancshares, Inc.
First Midwest Bancorp, Inc.	Trustmark Corp.
First Niagara Financial Group, Inc.	Valley National Bancorp
FirstMerit Corporation	Whitney Holding Corporation
FNB Corporation	Wilmington Trust Corp
Fulton Financial Corp	Wintrust Financial Corp
MB Financial, Inc.

Objectives of Executive Compensation Program

All components of executive compensation are designed to enable National Penn to attract, retain, and motivate high-performing executives who can achieve strong, longer-term financial success for National Penn. Performance measures utilized in executive compensation are intended to align award levels with National Penn’s success in achieving annual and longer-term business goals and strategies consistent with total shareholder return. If National Penn performs well and long-term shareholder value increases, award levels are to be strong. If National Penn underperforms, award levels are to be low or non-existent. The Committee intends for executive compensation to tie executives’ financial interests to those of National Penn’s shareholders.

In 2007, the base pay structure for executives was designed and implemented to provide regular compensation at a lower-end market competitive level. Base pay plays a role in attracting and retaining executives and also forms the basis for award calculation under the Executive Incentive Plan, an annual performance-based incentive plan, and for employee benefits in the general benefits program at National Penn.

For 2007, total compensation was targeted at the mid-range of peer group levels. To achieve this with a base pay program targeted at the lower end of the peer group, the award levels under the Executive Incentive Plan and the long-term incentive compensation program were established at the higher end of the peer group range. The Committee determined that this mix of lower fixed pay and higher variable pay provided a significant motivation for strong executive performance and resultant company performance.

For the reasons outlined in “philosophy and strategy of executive compensation” above, National Penn adjusted its strategy for 2008 to set both fixed and variable compensation at a mid-market peer level.

The Executive Incentive Plan for 2007 provided award levels that vary, based on the level of company performance.  Generally, no annual incentive plan awards have been paid in the past unless National Penn, at a minimum, achieved earnings per share at least equal to earnings per share in the prior year.  Generally, award levels have been targeted at the higher side of peer group award levels for comparable performance. Award levels have been based primarily on total company performance with a modest award pool available for exceptional individual performance. The measure for company performance for 2005, 2006, and again in 2007, was growth in earnings per share.  Award levels generally increase under the Plan as the performance level increases.

An additional component of the Executive Incentive Plan for 2007 has executive retention as its primary objective. Each year the Committee determines an additional percentage of the Executive Incentive Plan awards that must be deferred for five years. This mandatory deferral award generally vests after the five-year period ends, assuming that the executive is still in National Penn’s employ.  At that time, the deferred amount, plus interest, is matched by National Penn and paid out to the executive officer.

The objectives of the Long-Term Incentive Compensation Plan focus on, and seek to reward, longer-term financial performance for National Penn, through a correlation with total shareholder return. Historically, National Penn has granted nonqualified stock options to its executive officers as long-term incentive compensation.  Stock options are granted at the end of the year, taking into account the level of historical grants, the economic value of grants, the individual’s performance in the past year, and performance expectations for that individual for the coming year.  A multiple-year vesting cycle is intended to encourage a long-term perspective on performance and a commitment to employment at National Penn.  Generally, stock option awards have been made at a level toward the top of the range of economic value for long-term incentive compensation awards of the peer group.  Other compensation vehicles are available in National Penn’s Long-Term Incentive Compensation Plan, including other equity-based and non-equity based award types. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in shareholder value.

While executive officers are not required to retain all or some portion of shares of National Penn common stock acquired upon the exercise of stock options, they are required to meet stock ownership guidelines as established by the Board of Directors.  Messrs. Weidner and Moyer met the guideline applicable to them (three times base salary) as did Messrs. Reinhard, Rhoads, Kilroy and McGloin and Ms. Weaver (two times base salary).  For further information on these guidelines, see the section of this proxy statement captioned “Stock Ownership - Guidelines.”

National Penn also offers supplemental benefits to certain of its executive officers. These supplemental benefits are intended to be market competitive.  They provide a level of retirement benefit higher than that provided generally under the company-wide benefit program. The most significant supplemental benefit in effect during 2007 was the supplemental executive retirement plan (SERP) benefit for Messrs. Weidner and Moyer.  In addition to being market competitive, the objective of these benefits is to restore and supplement the level of retirement benefits provided in National Penn’s defined benefit pension plan and defined contribution 401(k) plan due to limitations in the Internal Revenue Code.

An additional component of the executive relationship with National Penn intended to attract and retain key executive officers is the employment agreement and/or change-in-control agreement.   For the CEO, in addition to being market competitive, a comprehensive employment agreement supports a long-term commitment to each other between National Penn and the executive, as well as a long-term perspective in the executive’s leadership of National Penn.  It also provides National Penn with valuable non-competition and non-solicitation restrictions on the executive should his employment as CEO terminate under certain conditions.  For the CEO as well as other executive officers, a change-in-control benefit supports retention of key executives during potential merger and acquisition discussions and permits such discussions to take place without distraction due to personal concerns, to the potential betterment of shareholders.

Elements of Executive Compensation

The primary elements of executive compensation at National Penn are:

•	base pay;
•	annual performance-based incentive plan (the Executive Incentive Plan); and
•	a long-term incentive compensation plan (the Long-Term Incentive Compensation Plan).

Additional elements are supplemental benefits, personal benefits, and retirement programs. The objectives of each element are reviewed above. This section reviews the details of each element.

Base salaries are paid to executive officers on a bi-weekly basis, and are reviewed annually at year-end by the Committee.  The Committee determines if any base pay changes should be made for executive officers.  In 2007, base pay changes approved by the Committee for the Chairman and CEO were subject to approval by the Board of Directors in executive session.  Base pay changes for other executive officers took into account the recommendations of the CEO.   Any base pay change is normally determined after considering:

•	the executive’s total itemized compensation for the prior year;
•	the executive’s current base pay position relative to the peer group;
•	the individual’s performance for the prior year;
•	how the individual’s current base pay relates to that for other internal positions as a matter of equity and fairness; and
•	the overall base pay increase budgeted by National Penn for that year.

While there is no specific percentile objective for base pay compared to market levels, base pay for 2007 was intended to be in the lower range of the competitive market levels. For the reasons outlined in “philosophy and strategy of executive compensation” above, National Penn adjusted its strategy for 2008 to set base pay at a mid-market peer level.  There are currently no specific salary grades or levels for any executive officer positions, as market data takes the place of a range.

The Executive Incentive Plan provides the opportunity for annual incentives to be awarded to executive officers for one-year performance.  The Committee, with input from the CEO, annually reviews all components of the Plan, including participation, performance measures, award levels, and all other administrative features. At the beginning of the year, the Committee approves design parameters for the upcoming year. The Plan has three levels of participation, Categories A, B, and C, which generally operate as follows:

•
Category A includes only the CEO and the next most highly compensated executive officer and has the highest award potential.  It is based on company-wide performance only, with a periodic opportunity for the Committee to award an additional incentive amount based on individual performance.

•
Category B includes the CFO and the other most senior executive officers with company-wide managerial responsibilities.  For Category B participants, the majority of the award opportunity depends on overall corporate performance with a smaller portion depending on individual or functional area performance.

•
Category C includes other National Penn executive officers. For Category C participants, half of the award opportunity is based on overall corporate performance with the other half based on individual or functional area performance.

National Penn’s performance parameter may be one or more financial performance measures. Earnings per share (EPS) has been the principal measure used since 2004 and is consistent with National Penn’s long-term strategic plan of earnings per share growth. There are generally three to five performance points in the plan:

•	The minimum EPS is the “Threshold” target. Below this target, no award to any participant will be made for company performance.
•
There is an “Optimum” EPS target, which is an aggressive target only to be achieved through exceptional performance. Performance above “Optimum” is awarded with additional incentives, which may be at a nominally increasing level.

•	Between “Threshold” and “Optimum” are generally one or more interim target performance levels. These may relate to National Penn’s budgeted EPS for the year or represent another level of performance.

Awards begin at “Threshold” performance and increase to a highly competitive level at “Optimum” performance. Awards are interpolated for any EPS performance level between any target points on the award schedule. Awards for company performance are fixed percentages of base pay and awards for individual and/or functional area performance are paid from a pool determined as a percentage of the overall company award amount. Awards are generally paid in February after the prior year’s results have been determined.

A final feature of the Executive Incentive Plan is the mandatory deferral award. Assuming company performance results in awards being made under the Plan and that the Committee has determined a mandatory deferral percentage at the beginning of the year, all Plan participants receive an additional deferred award equal to the pre-determined percentage of their cash award.  This amount is deferred on the day when the cash award is paid and remains unvested and deferred, subject to forfeiture, until five years after the deferral date. Interest is credited to the balance at a money market rate.  At the end of the deferral period, the balance in the account is matched by National Penn, and the entire amount is paid to the participant in cash. There is no partial vesting of this award; the participant must be employed continuously during the entire deferral period. The only exceptions are for the participant’s death, disability, retirement at age 60 or later, involuntary termination without cause, or a change-in-control of National Penn. In these situations, the balance is matched, vested, and paid in accordance with the terms of the Plan.

The Long-Term Incentive Compensation Plan is the third major component of compensation for senior officers at National Penn. It provides a variety of long-term compensation vehicles to be awarded by the Committee. These vehicles include:

•	stock options, both qualified (those that qualify as incentive stock options under Section 422 of the Internal Revenue Code) and non-qualified;
•	stock appreciation rights;
•	restricted stock grants;
•	restricted stock units; and
•	other types of multiple-year performance programs.

The Committee reviews recommendations from the CEO and its compensation consultant and then determines the type or types of awards to be made.  In making this determination, the Committee considers a number of factors including:

•	the number of shares available under the Plan;
•	the economic value of any award compared to awards made in the competitive market;
•	possible dilution to shareholders; and
•	cost to National Penn of any award.

The Committee also determines all other terms of the awards for any year, including any performance parameters/restrictions, any vesting schedule, participation, and the duration of the award.

With respect to the determination of the amount of awards to be granted to individual executive officers, the Committee reviews recommendations from the CEO based on a structured process in which he receives input and recommendations from other senior officers, including individual and business unit performance evaluations, and also taking into account past option grants, options and shares outstanding, potential dilution, National Penn’s overall financial performance and peer group marketplace data.  The Committee determines the number of shares per participant, exercise price (if an option, at least the closing market price on the date of grant), expiration date, and all other provisions of the award on the date of grant.

The Committee’s practice is to make equity incentive compensation awards under the Plan using a regular process that includes the following:

•	Awards are only made at in-person or telephonic Committee meetings on fixed meeting dates specified at least two weeks in advance;
•	Awards are made to executive officers at the same meeting as for all other officers who are to receive awards;

•
No Committee meeting will be held for the purpose of making awards in any calendar quarter before the date in that quarter on which National Penn publicly releases its financial results for the prior calendar quarter;

•	If the award is a stock option, it will have an exercise price at least equal to the closing market price of National Penn common stock on the date of grant;
•	All awards will require the affirmative vote of at least a majority of the Committee members; and
•	Executive management will communicate the terms of awards to all recipients as quickly as possible after their approval by the Committee.

Historically, non-qualified stock option grants have been awarded to executive officers. Most recently, vesting has been established at 20% of the award each year over the first five years, and the expiration date has been established at ten years and one month from grant date.  Other terms of stock option grants have included immediate vesting in the case of a change in control of National Penn and accelerated vesting for retirement, involuntary termination without cause, disability, and death. Every parameter of each grant under this Plan is detailed in an individual agreement with each participant.

The final components of executive compensation are supplemental benefits, personal benefits, and retirement programs.

•
Supplemental benefits have included a supplemental executive retirement plan (SERP) benefit for Messrs. Weidner and Moyer. The supplemental executive retirement benefit for Messrs. Weidner and Moyer is a defined benefit amount structured to pay a percentage (65%) of final average base salary as a retirement annuity for 15 years after retirement. This benefit is offset by benefits paid concurrently under National Penn’s defined benefit pension plan.

•	National Penn pays the cost of spousal travel in connection with the attendance of certain executive officers at specified industry events.
•	Retirement programs are provided for National Penn employees generally, consisting of a defined benefit pension plan and a defined contribution 401(k) plan.

Under the Internal Revenue Code, compensation to executives of public companies in excess of $1 million per year is not tax deductible if it is not “performance-based.”  To the extent the Committee develops new executive compensation programs, it intends to structure them so that compensation will be deemed “performance based” under this Internal Revenue Code provision.

Executive Compensation Actions and Decisions

           Base Salary Changes

At the end of 2006, in executive session, the Committee reviewed Mr. Weidner’s and Mr. Moyer’s performance, a tally sheet of all components of their compensation, and internal and external base pay equity.  National Penn’s management succession plan affected the base pay decisions for 2007.  Under this succession plan approved by the Board of Directors and publicly announced in September 2006, Mr. Weidner, who retired effective December 28, 2007, transitioned from Chairman and CEO to Chairman as of January 1, 2007.  Coupled with this change was Mr. Moyer’s promotion to CEO, also effective January 1, 2007. In recognition of these changes, the Committee approved Mr. Weidner’s base pay for 2007 at $405,579, unchanged from 2006, and Mr. Moyer’s base salary at $385,300, as compared to base pay in 2006 of $324,480.  These 2007 base pay amounts for Messrs. Weidner and Moyer were subsequently approved by the Board of Directors in executive session.

The Committee also reviewed the recommendations of Messrs. Weidner and Moyer for base salary adjustments for Ms. Weaver and Messrs. Rhoads, Reinhard, Kilroy and McGloin.  The performance of each of these executive officers, a tally sheet of all components of their compensation, and internal and external base pay equity were reviewed. The Committee approved the recommendations for an average increase of 3.25% in base pay for these officers. These salary adjustments were consistent with average salary adjustments being made for employees generally at National Penn. For each of these executive officers, the base pay adjustment was effective on their annual performance review date in 2007.

The Committee also reviewed at the end of 2006, the practice of reimbursement for country club dues and assessments of certain executive officers.  The Committee decided to discontinue this practice, effective January 1, 2007. In conjunction with this change, the Committee approved an additional tax-adjusted base salary increase, effective January 1, 2007, for each affected executive officer including Mr. Weidner ($15,000) and Ms. Weaver and Messrs. Moyer, Kilroy and McGloin ($7,500 each).

In December 2007, the Committee reviewed with its compensation consultant extensive market data concerning the competitive marketplace for senior executive positions at National Penn based on National Penn’s new peer group (See “Peer Group for Compensation Comparison” above.)  Information reviewed included:

•	Details on the companies included in the new peer group;
•	2006 ROA/ROE performance measures for each company in the new peer group;
•
A detailed summary compensation table for 2006 total compensation for the five most highly compensated persons in each company in the new peer group, plus the results of a competitive position-by-position executive compensation study; and

•	A detailed executive officer tally sheet including all forms of compensation for the top executives in the National Penn organization.

Based on an evaluation of the above information, Mr. Moyer recommended, and the Committee approved a 2008 base salary of $250,000 for Mr. Reinhard, given his material increase in responsibility in the National Penn/KNBT/Christiana Bank combined organization, a base salary of $235,000 for Mr. McGloin given his increase in responsibility in the new National Penn/KNBT/Christiana Bank combined organization, and base salaries of $220,000 and $175,000 for Messrs. Kilroy and Rhoads, respectively, representing “market level” salary increases.  No increase was recommended for Ms. Weaver due to her termination of employment effective January 2, 2008.

In January 2008, in executive session, the Committee reviewed Mr. Moyer’s performance as evaluated by the non-employee directors, recognizing his success in fulfilling his top priority 2007 performance goal of achieving a strategic merger and acquisition transaction (the merger with KNBT Bancorp, Inc.) at an acceptable cost.  The Committee also reviewed a tally sheet showing all components of Mr. Moyer’s compensation and internal and external base pay equity.  The Committee also considered the size and complexity of the National Penn/KNBT/Christiana Bank combined organization (combined as of February 1, 2008) and Mr. Moyer’s critical role and increased responsibility in managing the integration and growth of the combined organization in 2008 and beyond.  Based on a review of these factors, the Committee approved Mr. Moyer’s base salary for 2008 at $540,000, as compared to base pay in 2007 of $395,283. This new base salary is at the low end of the Committee’s definition of a mid-market fixed base pay strategy.  The 2008 base pay amount for Mr. Moyer was subsequently approved by the Board of Directors in executive session.

Executive Incentive Plan

In January 2007, the Committee approved the executive officer awards payable for 2006 under the performance goals and award schedule set by the Committee at the beginning of 2006 under the Executive Incentive Plan.  For each executive officer other than Messrs. Weidner and Moyer, the Committee approved a Company Portion award in accordance with the Plan’s award schedule, a mandatory deferral award of 10% of the executive officer’s Company Portion award, and no discretionary individual award, as recommended by the CEO. The Committee approved, in executive session, Company Portion awards for Messrs. Weidner and Moyer per the Plan’s award schedule (entirely based on National Penn’s 2006 diluted EPS) and a mandatory deferral award of 10% of their Company Portion award.  The awards to Messrs. Weidner and Moyer were subsequently approved by the Board in executive session.  All executive officer awards were consistent with the award schedule approved under the Plan in early 2006 for that Plan year.

Also in January 2007, the Committee approved the EPS performance goals and an award schedule for the 2007 plan year. For the Company Portion of the award, the “Threshold” target was set at 2006 actual performance, and the different target levels reflect National Penn “Budget” performance, a National Penn “Stretch Budget” performance and an “Optimum” level of EPS achievement.  The targets (as adjusted for the 3% stock dividend issued on September 30, 2007) were:

•	a “Threshold” target of $1.29;
•	a “Market/ Budget” target of $1.34;
•	a “Stretch” target of $1.40; and
•	an “Optimum” target of $1.45.

For 2007, the Company Portion award levels for each of the above performance targets remained unchanged from 2006.  In addition to the Company Portion award, an additional Individual Award Discretionary Pool of 5% (unchanged from 2006) of the total was made available for distribution to executive officers other than Messrs. Weidner and Moyer, for individual performance up to the Market/ Budget target level.  The Individual Award Discretionary Pool available would increase to 10% between the Market/ Budget and Stretch target levels, and to 20% for performance above the Stretch target level.  Within these Individual Award Discretionary Pool categories, individual awards could not exceed 10%, 15% or 20%, respectively, of the executive officer’s base pay.  Messrs. Weidner and Moyer were eligible for an award for individual performance not to exceed 20% of their Company Portion award, only if company performance met or exceeded the Market/ Budget target level.  For 2007, the mandatory deferral award was established as 10% of the Company Portion award from the Threshold to Market/ Budget target level, 20% from Market/ Budget to Stretch target level, and 33% at the Stretch target level and above.

In January 2008, the Committee reviewed Plan results for 2007 performance. National Penn achieved EPS performance of $1.31 in 2007 which was between the “Threshold” and “Market/Budget” targets (as adjusted for the 3% stock dividend issued in September 2007). The Committee approved, subject to Board approval in executive session, awards for Messrs. Weidner and Moyer per the Plan’s award schedule (entirely based on National Penn’s 2007 diluted earnings per share), and with mandatory deferral amounts of 10% of the cash awards. The awards to Messrs. Weidner and Moyer were subsequently approved by the Board in executive session.  The Committee approved awards for Ms. Weaver and Messrs. Reinhard, Rhoads, Kilroy and McGloin per the Plan’s award schedule (80% based on National Penn’s 2007 diluted EPS and 20% based on the individual’s business unit performance in 2007), with no discretionary individual awards made other than $2,500 to Mr. Reinhard. The Committee also approved mandatory deferral awards for all other Plan participants, including Ms. Weaver and Messrs. Reinhard, Rhoads, Kilroy and McGloin, at 10% of their cash awards.  All awards were consistent with the award schedule approved for the 2007 Plan year.

Also in January 2008, the Committee reviewed financial performance metrics for the Plan for 2008.  The Committee discussed several options for performance metrics in addition to EPS, and approved two additional performance metrics – completion of merger objectives, and a peer performance lever (providing the Committee with discretion, within limits, to increase or decrease award levels, based on peer group performance).

Long-Term Incentive Compensation Plan

In December 2007, the Committee, with advice from its compensation consultant, reviewed the level of incentive compensation likely to be achieved for 2007 under the terms of Executive Incentive Plan, as well as the likely value of long-term incentive compensation awards to be made under the Long-Term Incentive Compensation Plan, based on past practice in granting such awards.

The Committee considered that because awards under the Executive Incentive Plan are based solely on the performance goal of EPS growth in 2007, it was probable that awards would be low compared to awards made by National Penn’s peers and quite low considering National Penn’s above-average performance relative to its peers.

To better align the level of awards with the Company’s performance for 2007 and maintain the level of incentive deemed necessary to retain key employees, maintain employee morale, and achieve future business and financial objectives, Mr. Moyer recommended that the Committee continue its past practice of granting long-term incentive awards in the form of non-qualified stock options, but that the number of stock option awards be increased, as compared to the prior year, in order to roughly maintain the economic value of stock option awards as unchanged, and to be market competitive.  Specifically, Mr. Moyer’s recommended non-qualified stock options for 17,500 shares to Mr. Reinhard, options for 16,500 shares to Mr. Rhoads, options for 17,000 shares to Mr. Kilroy, and options for 17,000 shares to Mr. McGloin, and options for 16,500 shares to Ms. Weaver. The grants would have a five year, 20% per year vesting schedule and a term of 10 years and one month from date of grant.  Each option would have an exercise price of $15.13 per share, the closing market price of National Penn common stock on the date of grant.  For the reasons outlined, the Committee approved these awards as recommended.

Also in December 2007, the Committee discussed, in executive session, the awards to be made to Messrs. Weidner and Moyer.   The Committee discussed incentive compensation grants for Messrs. Weidner and Moyer in prior years, the Company’s financial performance for 2007 relative to its peers, and the approach taken for other executive officers as discussed above.  Consistent with the determination of awards for the other executive officers, in order to roughly maintain a consistent economic value of the stock option awards and to be market competitive, the Committee approved an award to Mr. Weidner of options for 52,000 shares, compared to 50,000 in the prior year and an award to Mr. Moyer of options for 65,000 shares, compared to 47,500 shares in the prior year.   All terms of these two grants were the same as the grants made to the other executive officers, as described above.

Consulting Agreement

In August 2007, the full Board approved in executive session, a consulting agreement with Mr. Weidner to take effect upon his retirement as an employee of National Penn effective December 28, 2007.  The consulting agreement was entered into in accordance with National Penn’s management succession plan.  Under this agreement, Mr. Weidner is to make himself available to provide general advisory and consulting services to National Penn, including advice on strategy, tactics, business development, and mergers and acquisitions.  This agreement is described in further detail under the “Employment, Change-in-Control and Consulting Agreements.”

Summary

The Committee feels that the total executive compensation program is well balanced among the several components, with performance measures which support National Penn’s goals, objectives and strategies.  The level of awards in the incentive components are competitive in the marketplace and the other elements of the executive’s compensation relationship with National Penn, such as an employment agreement or change-in-control agreements, are structured to be mutually beneficial to National Penn’s shareholders and to the respective executives.

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation for National Penn’s Chief Executive Officer, each person who served as Chief Financial Officer in 2007, and the four other most highly compensated executive officers in 2007.

SUMMARY COMPENSATION TABLE (For fiscal year ended December 31, 2007)
Name and Principal Position (a)	Year (b)	Salary ($) (c)(3)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compen- sation ($) (g)(5)	Change in Pension Value and Non- Qualified Deferred Earning Compen- Sation ($) (h)(6)	All Other Compen-sation ($) (i)(7)	Total Compen- sation ($) (j)
Wayne R. Weidner (1)	2007	$430,568	$0	$0	$588,582	$114,691	$248,217	$80,219	$1,462,277
Chairman	2006	405,579	0	0	364,333	167,346	360,226	81,947	1,379,431
Glenn E. Moyer (1)	2007	395,283	0	0	225,864	106,529	225,695	65,457	1,018,828
President & Chief Executive Officer; also Chairman, President & Chief Executive Officer of National Penn Bank	2006	324,480	0	0	226,724	133,883	157,430	54,140	896,657
Gary L. Rhoads (2)	2007	170,290	0	0	59,095	32,650	68,814	26,647	357,496
Group Executive Vice President & Chief Financial Officer	2006	167,422	0	0	64,272	45,433	32,503	24,161	333,791
Michael R. Reinhard (2)	2007	173,514	0	0	60,233	36,762	49,526	21,829	341,864
Group Executive Vice President & Chief Financial Officer	2006	167,102	0	0	54,625	46,061	24,667	20,381	312,836
Bruce G. Kilroy	2007	213,921	0	0	59,153	39,280	37,873	38,945	389,172
Group Executive Vice President	2006	198,422	0	0	64,272	53,612	22,844	43,846	382,996
Paul W. McGloin	2007	214,800	0	0	60,407	41,375	31,151	29,717	377,450
Group Executive Vice President	2006	198,206	0	0	64,015	53,182	16,177	21,561	353,141
Sharon L. Weaver	2007	197,353	0	0	143,194	36,570	27,579	36,054	440,750
Group Executive Vice President	2006	182,354	0	0	66,332	50,495	67,743	39,900	406,824

(1)  On January 1, 2007, in accordance with National Penn’s management succession plan, Mr. Weidner transitioned to Mr. Moyer the position of National Penn Chief Executive Officer.  Mr. Weidner retired as an employee of National Penn on December 28, 2007.

(2)  On September 6, 2007, Mr. Rhoads transitioned to Mr. Reinhard the position of National Penn Chief Financial Officer, and became National Penn Chief Accounting Officer.  Mr. Rhoads also remained Chief Financial Officer of National Penn Bank.

(3)  Amounts reported do not include automobile and telephone allowances furnished by National Penn to facilitate job performance.  While these amounts are included in each individual’s taxable income because they have an inherent personal use component, they are reported in this table under the column captioned “All Other Compensation”.  Amount reported for Mr. Weidner for 2007 reflects salary adjustment on account of discontinuance of reimbursement for country club dues and assessments in 2007 ($20,000) and “make-whole” payment on account of benefit lost under 401(k) plan due to retirement prior to year-end on December 28, 2007 ($5,000).

(4) Amounts reported are stock option expense for each individual as recognized by National Penn in its income statements in accordance with SFAS No. 123(R).

(5)  Amounts reported are total awards for each individual under the Executive Incentive Plan.  Components of these awards are as follows:

		Company-Wide Financial Performance	Individual Business Unit Financial Performance	10% Mandatory Deferral Award	Total Award
Wayne R. Weidner	2007	$ 104,265	N/A	$ 10,426	$ 114,691
	2006	152,133	N/A	15,213	167,346
Glenn E. Moyer	2007	96,845	N/A	9,684	106,529
	2006	121,712	N/A	12,171	133,883
Gary L. Rhoads	2007	23,841	5,841	2,968	32,650
	2006	33,717	7,586	4,130	45,433
Michael R. Reinhard	2007	24,736	8,684	3,342	36,762
	2006	33,499	8,375	4,187	46,061
Bruce G. Kilroy	2007	28,682	7,027	3,571	39,280
	2006	39,376	9,362	4,874	53,612
Paul W. McGloin	2007	30,212	7,402	3,761	41,375
	2006	39,467	8,880	4,835	53,182
Sharon L. Weaver	2007	26,596	6,649	3,325	36,570
	2006	36,724	9,181	4,590	50,495

(6)  Earnings on deferred compensation were computed at a market rate and are reported for 2007 in the table captioned “Non-Qualified Deferred Compensation.”  Amounts reported are the increase in the present value of the accumulated benefit for each individual under National Penn’s defined benefit pension plan, and under supplemental executive retirement plan (SERP) benefits for Messrs. Weidner and Moyer, as follows:

		Defined Benefit Pension Plan	S E R P	Total
Wayne R. Weidner	2007 2006	$ 100,145 128,780	$ 148,072 231,446	$ 248,217 360,226
Glenn E. Moyer	2007 2006	32,777 21,592	192,918 135,838	225,695 157,430
Gary L. Rhoads	2007 2006	68,814 32,503	N/A N/A	68,814 32,503
Michael R. Reinhard	2007 2006	49,526 24,667	N/A N/A	49,526 24,667
Bruce G. Kilroy	2007 2006	37,873 22,844	N/A N/A	37,873 22,844
Paul W. McGloin	2007 2006	31,151 16,177	N/A N/A	31,151 16,177
Sharon L. Weaver	2007 2006	27,579 67,743	N/A N/A	27,579 67,743

(7) Amounts reported for each individual are as follows:

				Automobile and Telephone Allowances	Long- Term Disability Insurance Premiums	Company “Match” in Payout of 2002 Mandatory Deferral Amounts	Reimburse-ment for Country Club Dues and Assessments (A)	Spousal Travel (B)	Total
		Company “Match” for 401(k) Plan	Imputed Value of Life Insurance Benefits
Wayne R. Weidner	2007 2006	$ 7,950 7,500	$ 3,982 2,561	$ 12,600 12,600	$ 305 1,512	$ 55,382 45,770	$ 0 10,200	$ 0 1,804	$80,219 81,947
Glenn E. Moyer	2007 2006	7,950 7,500	1,348 889	12,600 12,000	N/A N/A	42,212 26,551	0 7,200	1,347 0	65,457 54,140
Gary L. Rhoads	2007 2006	5,984 4,464	392 323	360 360	N/A N/A	19,001 18,109	0 0	910 905	26,647 24,161
Michael R. Reinhard	2007 2006	5,641 5,940	325 257	360 360	N/A N/A	15,503 13,824	0 0	0 0	21,829 20,381
Bruce G. Kilroy	2007 2006	7,105 5,752	788 624	8,520 8,520	N/A N/A	21,599 20,438	0 7,500	933 1,012	38,945 43,846
Paul W. McGloin	2007 2006	7,094 5,725	2,020 1,316	8,520 8,520	N/A N/A	12,083 0	0 6,000	0 0	29,717 21,561
Sharon L. Weaver	2007 2006	6,430 5,245	874 525	8,520 8,520	N/A N/A	20,230 18,110	0 7,500	0 0	36,054 39,900

(A) National Penn reimbursed certain officers for country club dues and assessments in 2006, when club memberships were maintained and principally used for business entertainment.  This reimbursement was discontinued in 2007.

(B) National Penn’s policy is to pay the travel cost for spouses of certain executive officers to attend certain specific industry events.

Grants of Plan-Based Awards Table

The following table shows information on grants during 2007 of Plan-based awards to Messrs. Weidner, Moyer, Rhoads, Reinhard, Kilroy and McGloin and Ms. Weaver.

GRANTS OF PLAN-BASED AWARDS
(For fiscal year ended December 31, 2007)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	All Other Stock Awards: No. of Shares of Stock or Units (#) (i)	All Other Option Awards: No. of Securities Underlying Options (#) (j)(2)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)(3)

Wayne R. Weidner	1/24/07	$74,474	$180,866	$255,341	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	52,000	$15.13	$186,118

Glenn E. Moyer	1/24/07	69,175	167,995	237,170	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	65,000	15.13	232,648

Gary L. Rhoads	1/24/07	22,308	49,299	68,116	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	16,500	15.13	59,057

Michael R. Reinhard	1/24/07	23,146	51,151	70,675	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	17,500	15.13	62,636

Bruce G. Kilroy	1/24/07	26,838	59,310	81,948	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	17,000	15.13	60,846

Paul W. McGloin	1/24/07	28,270	62,474	86,320	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	17,000	15.13	60,846

Sharon L. Weaver	1/24/07	24,887	54,998	75,990	-	-	-	-	-	-	-
	12/3/07	-	-	-	-	-	-	-	16,500	15.13	59,057

(1)  Amounts reported are the following percentages of base salary as of December 31, 2007, based solely on achievement of National Penn’s company-wide financial performance goals for 2007.  These goals were established by the Compensation Committee under National Penn’s Executive Incentive Plan in January 2007:
•Messrs. Weidner and Moyer – 17.50%, 42.50%, and 60.00%, respectively.
•Messrs. Rhoads, Reinhard, Kilroy, McGloin and Ms. Weaver – 13.10%, 28.95%, and 40.00%, respectively.

Additional amounts could be awarded to Messrs. Rhoads, Reinhard, Kilroy, McGloin and Ms. Weaver under the Executive Incentive Plan for individual business unit performance in 2007.  No additional amounts could be awarded to Messrs. Weidner or Moyer for individual business unit performance as their awards had no such component.  These amounts also do not include additional amounts subject to mandatory deferral under the Executive Incentive Plan (10% of the individual’s award at “Threshold” performance, up to 33% of the individual’s award at “Maximum” performance).

Amounts actually awarded in January 2008 for 2007 performance are reported in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”   For further information on the Executive Incentive Plan, see the “Compensation Discussion and Analysis.”

(2)  Each option becomes exercisable, if the holder remains an employee after the grant date, at 20% per year on the first through fifth anniversary dates of the grant.  All options are non-qualified stock options.  Each option is transferable under specified conditions.

National Penn's stock compensation plan provides that all options must be granted with an exercise price that equals or exceeds the closing market price of the stock on the date of grant.

If the optionee terminates employment voluntarily other than for retirement at age 60 or later, the non-vested portion of any option will lapse immediately and the unexercised vested portion of any option will lapse no later than three months after termination of employment. If employment terminates upon retirement at age 60 or later, disability, death, or involuntarily but not for “cause”, the nonvested portion of any option will vest immediately and the option, to the extent remaining unexercised, will lapse no later than five years after termination of employment. If employment terminates for "cause," all unexercised options lapse immediately.

(3)  Based upon the Black-Scholes option valuation model, which estimates the present dollar value of National Penn's common stock options to be $3.58 per share under option.  The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised.  Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.  The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 33.09%; (b) a risk-free rate of return of 3.83%, which equals the zero-coupon Treasury rate for bonds approximating the expected term of the option as of its grant date; (c) National Penn's average common shares dividend yield of 4.49% on the grant date; (d) an expected term of 7.14 years; and (e) an expected turnover of 4.78%.

Outstanding Equity Awards at Year-End Table

The following table shows information on outstanding equity awards (consisting entirely of non-qualified stock options) as of December 31, 2007 held by Messrs. Weidner, Moyer, Rhoads, Reinhard, Kilroy, McGloin and Ms. Weaver.

Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2007

	Option Awards					Stock Awards (9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That HaveNot Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Wayne R. Weidner (7)	87,662	-	-	$ 14.9373	1/14/09	-	-	-	-
	75,157	-	-	12.8172	1/1/10	-	-	-	-
	71,578	-	-	10.7311	1/7/11	-	-	-	-
	75,296	-	-	12.9782	12/28/12	-	-	-	-
	76,758	-	-	14.6260	12/28/12	-	-	-	-
	76,485	-	-	19.5155	12/28/12	-	-	-	-
	62,328	-	-	21.4927	12/28/12	-	-	-	-
	53,045	-	-	19.4457	12/28/12	-	-	-	-
	51,500	-	-	19.9709	12/28/12	-	-	-	-
	52,000	-	-	15.1300	12/28/12	-	-	-	-

Glenn E. Moyer	19,203[6]	-	-	7.5783	1/2/08	-	-	-	-
	12,453	-	-	12.9979	2/4/09	-	-	-	-
	14,529	-	-	12.8172	1/1/10	-	-	-	-
	19,766	-	-	10.7311	1/7/11	-	-	-	-
	47,062	-	-	12.9782	1/6/12	-	-	-	-
	57,569	-	-	14.6260	1/3/13	-	-	-	-
	45,897	11,475[1]	-	19.5155	1/2/14	-	-	-	-
	27,849	18,566[2]	-	21.4927	1/2/15	-	-	-	-
	15,913	23,871[3]	-	19.4457	1/1/16	-	-	-	-
	9,785	39,140[4]	-	19.9709	1/4/17	-	-	-	-
	-	65,000[5]	-	15.1300	1/3/18	-	-	-	-

Gary L. Rhoads	13,490	-	-	14.9373	1/14/09	-	-	-	-
	14,529	-	-	12.8172	1/1/10	-	-	-	-
	14,825	-	-	10.7311	1/7/11	-	-	-	-
	15,060	-	-	12.9782	1/6/12	-	-	-	-
	15,534	-	-	14.6260	1/3/13	-	-	-	-
	12,598	3,150[1]	-	19.5155	1/2/14	-	-	-	-
	7,956	5,305[2]	-	21.4927	1/2/15	-	-	-	-
	4,668	7,002[3]	-	19.4457	1/1/16	-	-	-	-
	2,369	9,476[4]	-	19.9709	1/4/17	-	-	-	-
	-	16,500[5]	-	15.1300	1/3/18	-	-	-	-

Michael R. Reinhard	11,415	-	-	14.9373	1/14/09	-	-	-	-
	11,415	-	-	12.8172	1/1/10	-	-	-	-
	11,859	-	-	10.7311	1/7/11	-	-	-	-
	13,180	-	-	12.9782	1/6/12	-	-	-	-
	13,707	-	-	14.6260	1/3/13	-	-	-	-
	12,598	3,150[1]	-	19.5155	1/2/14	-	-	-	-
	7,956	5,305[2]	-	21.4927	1/2/15	-	-	-	-
	4,668	7,002[3]	-	19.4457	1/1/16	-	-	-	-
	2,472	9,888[4]	-	19.9709	1/4/17	-	-	-	-
	-	17,500[5]	-	15.1300	1/3/18	-	-	-	-

	Option Awards					Stock Awards (9)
(a) Name	(b) No. of Securities Underlying Unexercised Options (#) Exercisable	(c) No. of Securities Underlying Unexercised Options (#) Unexercisable	(d) Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)	(f) Option Expiration Date	(g) No. of Shares or Units of Stock That Have Not Vested (#)	(h) Market Value of Shares or Units of Stock That Have Not Vested ($)	(i) Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruce G. Kilroy
	14,529	-	-	$ 14.9373	1/14/09	-	-	-	-
	14,529	-	-	12.8172	1/1/10	-	-	-	-
	14,825	-	-	10.7311	1/7/11	-	-	-	-
	15,060	-	-	12.9782	1/6/12	-	-	-	-
	15,534	-	-	14.6260	1/3/13	-	-	-	-
	12,598	3,150[1]	-	19.5155	1/2/14	-	-	-	-
	7,956	5,305[2]	-	21.4927	1/2/15	-	-	-	-
	4,668	7,002[3]	-	19.4457	1/1/16	-	-	-	-
	2,369	9,476[4]	-	19.9709	1/4/17	-	-	-	-
	-	17,000[5]	-	15.1300	1/3/18

Paul W. McGloin
	9,413	-	-	12.9782	1/6/12	-	-	-	-
	15,534	-	-	14.6260	1/3/13	-	-	-	-
	12,598	3,150[1]	-	19.5155	1/2/14	-	-	-	-
	7,956	5,305[2]	-	21.4927	1/2/15	-	-	-	-
	4,668	7,002[3]	-	19.4457	1/1/16	-	-	-	-
	2,472	9,888[4]	-	19.9709	1/4/17	-	-	-	-
	-	17,000[5]	-	15.1300	1/3/18	-	-	-	-

Sharon L. Weaver (8)	14,529	-	-	14.9373	1/14/09	-	-	-	-
	14,529	-	-	12.8172	1/1/10	-	-	-	-
	14,825	-	-	10.7311	1/7/11	-	-	-	-
	15,060	-	-	12.9782	1/6/12	-	-	-	-
	15,534	-	-	14.6260	1/3/13	-	-	-	-
	12,598	3,150[1]	-	19.5155	1/2/14	-	-	-	-
	7,956	5,305[2]	-	21.4927	1/2/15	-	-	-	-
	4,668	7,002[3]	-	19.4457	1/1/16	-	-	-	-
	2,369	9,476[4]	-	19.9709	1/4/17	-	-	-	-
	-	16,500[5]	-	15.1300	1/3/18	-	-	-	-

[1] Stock options vest at the rate of 20% per year, with vesting dates of 12/2/04, 12/2/05, 12/2/06, 12/2/07 and 12/2/08.
[2] Stock options vest at the rate of 20% per year, with vesting dates of 12/2/05, 12/2/06, 12/2/07, 12/2/08 and 12/2/09.
[3] Stock options vest at the rate of 20% per year, with vesting dates of 12/1/06, 12/1/07, 12/1/08, 12/1/09 and 12/1/10.
[4] Stock options vest at the rate of 20% per year, with vesting dates of 12/4/07, 12/4/08 12/4/09, 12/4/10 and 12/4/11.
[5] Stock options vest at the rate of 20% per year, with vesting dates of 12/3/08, 12/3/09, 12/3/10, 12/3/11 and 12/3/12.
[6] Stock options issued in substitution for Elverson National Bank stock options, in accordance with the acquisition agreement dated July 21, 1998.
  On January 2, 2008, Mr. Moyer exercised the stock options for 19,203 shares with an expiration date of January 2, 2008.

[7]All unvested stock options held by Mr. Weidner vested upon his retirement as of December 28, 2007, with a maximum exercise period of five years.
[8]All unvested stock options held by Ms. Weaver vested upon her termination of employment as of January 2, 2008, with a maximum exercise period of five years.
[9] No stock awards are outstanding for any of these persons.

Options Exercised and Stock Vested

The following table shows information about option exercises and stock awards vested during 2007 for Messrs. Weidner, Moyer, Rhoads, Reinhard, Kilroy and McGloin and Ms. Weaver.

OPTIONS EXERCISED AND STOCK VESTED
(For fiscal year ended December 31, 2007)

	Option Awards		Stock Awards
Name (a)	No. of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c) (1)	No. of Shares Acquired on Vesting (#) (d) (2)	Value Realized on Vesting ($) (e)
Wayne R. Weidner	91,315	$ 412,530	-	-
Glenn E. Moyer (3)	9,324	111,364	-	-
Gary L. Rhoads	15,566	79,904	-	-
Michael R. Reinhard	22,933	181,436	-	-
Bruce G. Kilroy	-	-	-	-
Paul W. McGloin	-	-	-	-
Sharon L. Weaver	28,970	213,447	-	-

(1) Represents the total market value of the underlying common shares on the date of exercise minus the total exercise price for the options exercised.

(2) No stock awards have been made to any of these persons.

(3) Unrelated to the above, Mr. Moyer also exercised 19,203 shares on 1/2/08, their date of expiration.

Pension Benefits Table

The following table shows information on pension and supplemental non-qualified retirement benefits for Messrs. Weidner, Moyer, Rhoads, Reinhard, Kilroy, McGloin and Ms. Weaver.

PENSION BENEFITS
(For fiscal year ended December 31, 2007)

Name (a)	Plan Name (b)	No. of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Wayne R. Weidner (1)	Supplemental Executive Retirement Plan	45	$2,468,253	$0
	Defined Benefit Plan	45.5	1,319,421	0

Glenn E. Moyer	Supplemental Executive Retirement Plan (2)	12	947,124	0
	Defined Benefit Pension Plan (3)	9	144,257	0

Gary L. Rhoads	Defined Benefit Pension Plan (3)	35.4	362,707	0

Michael R. Reinhard	Defined Benefit Pension Plan (3)	28.7	207,290	0

Bruce G. Kilroy	Defined Benefit Pension Plan (3)	10.9	163,946	0

Paul W. McGloin	Defined Benefit Pension Plan (3)	6.8	102,720	0

Sharon L. Weaver (1)	Defined Benefit Pension Plan (3)	29.7	529,453	0

(1)  Mr. Weidner and Ms. Weaver terminated employment on December 28, 2007, and January 2, 2008, respectively.  For further information on their benefits, see “Potential Payments Upon Termination of Employment, or a Change-in-Control.”

(2)  Mr. Moyer has a supplemental executive retirement plan (SERP) benefit as part of his employment agreement with National Penn.  The SERP provides for a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years served.  When Mr. Moyer reaches age 65, the SERP will become fully vested (after 21 years of credited service).  As of December 31, 2007, Mr. Moyer is 12/21 vested in his SERP benefit.  Depending on the circumstances of termination, Mr. Moyer’s SERP benefit may be accelerated in its vesting or be terminated.  See “Potential Payments upon Termination of Employment or a Change in Control.”   Concurrent payments to Mr. Moyer under National Penn’s defined benefit pension plan would be credited toward the SERP payments.  Mr. Moyer’s employment agreement provides that deferred benefit pension plan payments and SERP payments must commence at the same time.

(3)  National Penn has a non-contributory, defined benefit pension plan generally covering employees of National Penn and its subsidiaries who have reached 20 ½ years of age and completed 1,000 hours of service.  The plan provides retirement benefits under pension trust agreements.  The benefits are based on years of service and the employee’s compensation during the highest five consecutive years during the last ten consecutive years of employment.  Effective April 1, 2006, National Penn amended the defined benefit pension plan to substitute a formula capping the maximum annual participating salary at $50,000.   Prior to the April 1, 2006 amendment, salary considered in determining a participant’s benefit was capped at $210,000 under applicable provisions of the Internal Revenue Code.

Non-Qualified Deferred Compensation Table

The following table shows information on non-qualified deferred compensation in 2007 for Messrs. Weidner, Moyer, Rhoads, Reinhard, Kilroy, McGloin and Ms. Weaver.

NON-QUALIFIED DEFERRED COMPENSATION (1)
(For fiscal year ended December 31, 2007)

Name (a)	Executive Contributions in Last FY ($) (b) (2)(4)	Registrant Contributions in Last FY ($) (c) (3)(4)	Aggregate Earnings in Last FY ($) (d) (5)	Aggregate Withdrawals/ Distributions ($) (e) (6)	Aggregate Balance at Last FYE ($) (f) (7)
Wayne R. Weidner	$0	$15,213	$12,058	$50,607	$284,371
Glenn E. Moyer	0	12,171	9,576	38,573	225,832
Gary L. Rhoads	0	4,130	3,618	17,363	85,333
Michael R. Reinhard	0	4,187	3,282	14,166	77,402
Bruce G. Kilroy	9,748	4,874	10,623	19,737	250,080
Paul W. McGloin	0	4,835	4,971	11,042	117,225
Sharon L. Weaver	0	4,590	3,877	18,486	91,429

(1)   National Penn’s Executive Incentive Plan is the only means available to executive officers to defer compensation other than National Penn’s Capital Accumulation Plan, a defined contribution 401(k) plan.  For information on the Executive Incentive Plan, see “Compensation Discussion and Analysis.”

(2)    Any percentage of an individual’s incentive compensation award payable in cash is subject to deferral at the election of the individual.  No deferred elections were made in 2007.  No other compensation is subject to potential deferral by an individual.

(3)    Amounts reported are the five-year mandatory deferrals of incentive compensation awards for 2006 under the Executive Incentive Plan.  These amounts were equal to 10% of the total cash incentive compensation awards for 2006 under that Plan.

(4)    For Messrs. Weidner, Moyer, Rhoads, Kilroy and McGloin, who were covered by the Summary Compensation Table in the  proxy statement for the 2007 annual meeting of shareholders, these amounts were included in the  “Non-Equity Incentive Plan Compensation” amounts reported for them in that table.

(5)    Amounts reported are interest amounts credited to deferred compensation account balances during 2007.  Interest was accrued at a money market rate, adjusted quarterly by National Penn, equal to the average of the money market rates offered by three major investment banking companies.  During 2007, the annual interest rate was as follows:  1st quarter – 4.78%; 2nd quarter – 4.73%; 3rd quarter – 4.26%; and 4th quarter – 3.67%.

(6)     Amounts reported are the amounts of deferred compensation, plus accrued interest, paid out in January 2007 under the Executive Incentive Plan.  This deferred compensation is the mandatory deferral award under the Executive Incentive Plan for Plan year 2001.  When paid out, these amounts were “matched” 100% by National Penn.

(7)    Amounts reported include the following amounts previously reported in the Summary Compensation Tables in proxy statements for prior years or reportable in such Tables if the individual had been covered by them:  Mr. Weidner--$255,662; Mr. Moyer--$203,066; Mr. Rhoads - $76,607; Mr. Reinhard--$69,604; Mr. Kilroy--$85,300; Mr. McGloin--$83,411; and Ms. Weaver--$82,105.   Amounts reported do not include amounts awarded in January 2008 for Plan year 2007 and reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Employment, Change-in-Control and Other Agreements

Wayne R. Weidner.  Wayne R. Weidner, Chairman of National Penn, serves as a consultant to National Penn and National Penn Bank under a consulting agreement dated August 27, 2007.  This agreement was entered into as part of National Penn’s management succession plan and took effect on January 1, 2008, after Mr. Weidner’s retirement as a full-time employee.  Under this agreement, Mr. Weidner provides general advisory and consulting services to National Penn, including consultation and advice on strategy, tactics, business development and mergers and acquisitions.

The consulting agreement has a term from January 1, 2008 through April 27, 2010, unless earlier terminated due to death, disability or by either party.  For his consulting services, Mr. Weidner is to be paid $10,625 per month, unless increased or decreased by mutual agreement at annual January 1 review dates.

In the event of death or total disability, or a merger or sale of National Penn, all remaining unpaid consulting fees will be paid in one lump sum.  Further, if the consulting agreement is terminated unilaterally by National Penn, then National Penn will pay Mr. Weidner in one lump sum consulting fees for six months, unless the remaining term of the agreement is less than six months in which case all remaining unpaid consulting fees will be due and payable in one lump sum.  National Penn will pay Mr. Weidner’s reasonable business expenses incurred in providing consulting services, and provide him an office and administrative support in National Penn’s headquarters office in Boyertown, Pennsylvania.

During the term of the agreement and for an eight-month period thereafter, Mr. Weidner is precluded from assuming employment with or consulting for any other financial institution, and from the solicitation of any National Penn customer or employee.  In addition, during the term of the agreement and at any time thereafter, Mr. Weidner is bound to protect National Penn’s trade secrets.

For information on payments to, and benefits for, Mr. Weidner upon his retirement, see “Potential Payments Upon Termination of Employment or a Change-in-Control.”

Glenn E. Moyer.  Glenn E. Moyer, President and Chief Executive Officer of National Penn and Chairman of National Penn Bank, has an employment agreement with National Penn and National Penn Bank. This agreement superseded a 1999 agreement that provided Mr. Moyer with a "change-in-control" benefit.

The employment agreement provides for Mr. Moyer to continue service in his current executive position. The current term of the agreement is for three years from December 18, 2007 through December 17, 2010.  Unless terminated, the employment agreement is automatically extended by adding one year to the term of the agreement at the end of each year, until Mr. Moyer reaches the age of 62, after which there will be no further extensions.

Mr. Moyer's annual base compensation under the agreement is $540,000, effective January 1, 2008.  Mr. Moyer is eligible for annual merit salary increases and awards of stock options, and he is entitled to participate in National Penn's Executive Incentive Plan and to participate in all health insurance and benefit plans, group insurance, pension or profit sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Moyer is also entitled to life insurance coverage and long-term disability insurance coverage paid for by National Penn, and the receipt of an automobile allowance of at least $950 per month.

The employment agreement also provides Mr. Moyer with a supplemental executive retirement benefit plan (“SERP”) benefit.  This is a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years he serves,  based on his start date 12 years ago with National Penn (including service with Elverson National Bank, acquired by National Penn in 1999), and a normal retirement date at age 65 (21 years later).  Payments due to him under National Penn's pension plan will be credited toward the annuity payments.

Mr. Moyer's employment agreement also contains a "change-in-control" benefit. This benefit is exercisable by Mr. Moyer at any time within three years after a "change-in-control" of National Penn occurs.

A “change-in-control” is deemed to have occurred:

•	If any person or group acquires beneficial ownership of National Penn’s securities representing 24.99% or more of the combined voting power of National Penn’s securities then outstanding;
•	If there is a merger, consolidation or other reorganization of National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by National Penn;
•
If there is a merger, consolidation or other reorganization of National Penn except where shareholders of National Penn, immediately prior to consummation of any such transaction continue to hold at least sixty-one percent (61%) of combined voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction, and at least sixty-one percent (61%) of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board of Directors;

•
If there is a sale, exchange, transfer or other disposition of substantially all of the assets of
National Penn Bank to another entity, except to an entity controlled, directly or indirectly, by
National Penn;

•	If there is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity, or a corporate division involving National Penn; or
•
If there is a contested proxy solicitation of the shareholders of National Penn which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

National Penn may terminate the employment agreement at any time with or without "cause." “Cause” means either:

•	The executive’s conviction of, or pleas of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or
•
Willful failure by the executive to substantially perform his duties to National Penn, other than a failure resulting from the executive’s incapacity as a result of disability, which willful failure results in demonstrable material injury and damage to National Penn, and which willful failure continues uncured after thirty (30) days notice containing specific written instructions relating to the matter.

The employment agreement may also be terminated by Mr. Moyer at any time and will terminate by its terms upon Mr. Moyer’s disability or death.  The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on payments to, and benefits for, Mr. Moyer upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

Gary L. Rhoads, Michael R. Reinhard, Bruce G. Kilroy, and Paul W. McGloin.  Gary L. Rhoads, Executive Vice President and Chief Accounting Officer, Michael R. Reinhard, Group Executive Vice President and Chief Financial Officer of National Penn, Bruce G. Kilroy, Group Executive Vice President, and Paul W. McGloin, Group Executive Vice President and Chief Lending Officer have "change-in-control" agreements with National Penn and National Penn Bank.

The benefits provided by these agreements become payable if two events occur.  First, there must be a "change-in-control" of National Penn or National Penn Bank.  A “change-in-control” is deemed to have occurred:

•	If any person or group acquires beneficial ownership of National Penn’s securities representing 24.99% or more of the combined voting power of National Penn’s securities then outstanding;
•	If there is a merger, consolidation or other reorganization of National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by National Penn;
•
If there is a merger, consolidation or other reorganization of National Penn, except where shareholders of National Penn immediately prior to consummation of any such transaction continue to hold a majority of combined voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction, and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board of Directors;

•
If there is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn Bank to another entity, except to an entity controlled, directly or indirectly, by National Penn;

•	If there is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity, or a corporate division involving National Penn; or
•
If there is a contested proxy solicitation of the shareholders of National Penn which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

           Second, the executive's employment must be terminated without “cause” or the executive must resign after an adverse change in the terms of his or her employment.

“Cause” means either:

•	The executive’s conviction of, or pleas of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or
•
Willful failure by the executive to substantially perform his duties to National Penn, other than a failure resulting from the executive’s incapacity as a result of disability, which willful failure results in demonstrable material injury and damage to National Penn.

Adverse changes in the terms of employment are:

•	Reduction in the executive’s title or responsibilities;
•	Reduction in the executive’s compensation or benefits (except for a reduction for all employees generally);

•	Reassignment of the executive beyond a thirty-minute commute from Boyertown, Pennsylvania; or
•	Increased travel requirements for the executive.

If the change-in-control benefit becomes exercisable, it may be exercised within a six-month period.

For information on payments to, and benefits for, Messrs. Rhoads, Reinhard, Kilroy and McGloin upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

Sharon L. Weaver.  On January 2, 2008, National Penn and National Penn Bank entered into an agreement with Sharon L. Weaver in connection with her termination of employment on that date.  This agreement includes, among other things, a “change-in-control” benefit in lieu of the benefit in her change-in-control agreement (which expired on that date).  For information on payments to, and benefits for, Ms. Weaver upon her termination of employment, including the terms of this agreement, see “Potential Payments Upon Termination of Employment or a Change-in-Control.”

Potential Payments Upon Termination of Employment or a Change-In-Control

The following tables present information on the various payments and benefits that each of Messrs. Moyer, Rhoads, Reinhard, McGloin and Kilroy (the five continuing executive officers whose compensation is discussed in “Compensation Discussion and Analysis” and “Executive Compensation”) would have been entitled to receive if his last day of employment with National Penn had been    December 31, 2007 under the various circumstances presented.

Glenn E. Moyer

Assuming one of the following events occurred on December 31, 2007, Mr. Moyer’s payments and benefits have an estimated value of:
Termination:	Salary Continuation $		Deferred Incentive Plan Payments $		Incentive Plan Award for 2007 $		Gain on Exercise of Stock Options $		Pension Plan Payments $		SERP Payments $		Long-Term Disability Coverage $		Health Insurance (COBRA) $		Paid Life Insurance Benefit $		Auto Allowance $		Change-in-Control Payments $
Voluntary	$9,122	[1]	$0		$0		$424,106	[5]	$144,257	[8]	$0		$0		$0		$395,283	[16]	$0		$0
Involuntary Without “Cause”	1,185,850	[2]	451,663	[3]	106,529	[4]	424,756	[6]	144,257	[8]	1,239,104	[10]	1,028	[13]	7,987	[15]	790,566	[17]	11,400	[20]	0
Involuntary for “Cause”	9,122	[1]	0		0		0		144,257	[8]	0		0		0		395,283	[16]	0		0
Permanent Disability	1,185,850	[2]	451,663	[3]	106,529	[4]	424,756	[7]	144,257	[8]	947,124	[11]	1,185,850	[14]	7,987	[15]	790,566	[18]	34,200	[21]	0
Death	1,185,850	[2]	451,663	[3]	106,529	[4]	424,756	[7]	144,257	[9]	947,124	[11]	0		0		790,566	[19]	0		0
Change in Control (with or without Adverse Employ- ment Action)	9,122	[1]	451,663	[3]	106,529	[4]	424,756	[7]	144,257	[8]	1,823,064	[12]	0		0		395,283	[16]	0		1,753,447	[22]
(1)           Payment of base salary for time worked through the termination date, December 31, 2007.

(2)           Payment of base salary through the remaining term of Mr. Moyer’s employment agreement, namely, through December 17, 2010.

(3)           Payment of all mandatory deferred incentive plan awards from plan years 2002 though 2006, plus interest, plus 100% “matching” payments.  Payments would have been made over the 5-year period beginning January 2008 and ending January 2012, each payment relating to the plan year that ended five years previously.  Amount shown is before additional interest to the date of each payment.

(4)           Payment of an incentive plan cash award and mandatory deferral award, in the discretion of the Compensation Committee, subject to approval by the Board of Directors.

(5)           Gain on the exercise of previously vested stock options for 270,026 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2007).

(6)           Gain on the exercise of stock options for 398,037 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2007.

(7)           Gain on the exercise of stock options for 428,078 shares, including all previously granted unvested options, all of which would have vested on December 31, 2007.

(8)           Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Moyer at December 31, 2007.

(9)           Death benefit that would have been provided by the defined benefit pension plan.

(10)           Present value of Mr. Moyer’s supplemental executive retirement plan (SERP) payments, calculated on a partially accelerated basis as if Mr. Moyer were 58 years old.

(11)           Present value of Mr. Moyer’s SERP payments, on a non-accelerated basis.

(12)           Present value of Mr. Moyer’s SERP payments, calculated on a fully vested basis as if Mr. Moyer were 65 years old.

(13)           Premium cost for continued long-term disability coverage for Mr. Moyer for one year, namely, through
December 31, 2008.

(14)           Present value of payments under a disability insurance policy, which payments would begin after completion of salary continuation payments under Mr. Moyer’s employment agreement.

(15)           Reimbursement for premium cost of “COBRA” health insurance coverage through December 17, 2010.

(16)           Continued life insurance benefit (coverage amount) for the rest of Mr. Moyer’s life, equal to base salary.

(17)           Continued life insurance benefit (coverage amount) through December 17, 2010.  Thereafter, the benefit would reduce to $395,283.

(18)           Continued life insurance benefit (coverage amount) through age 65.  Thereafter, the benefit would reduce to $395,283.

(19)           Life insurance payment equal to two times base salary.

(20)           Automobile allowance through December 31, 2008.

(21)           Automobile allowance through December 17, 2010.

(22)           299% of average annual base compensation for 2005 through 2007, plus highest annual incentive plan award made in the three years prior to the change in control.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments.

Gary L. Rhoads

Assuming one of the following events occurred on December 31, 2007, Mr. Rhoads’ payments and benefits have an estimated value of:

Termination:	Salary Continuation $		Deferred Incentive Plan Payments $		Incentive Plan Award for 2007 $		Gain on Exercise of Stock Options $		Pension Plan Payments $		SERP Payments $	Long-Term Disability Coverage $		Health Insurance (COBRA) $		Paid Life Insurance Benefit $		Auto Allowance $	Change-in-Control Payments $
Voluntary	$3,930	[1]	$0		$0		$142,386	[4]	$362,707	[7]	$0	$0		$0		$0		$0	$0
Involuntary Without “Cause”	3,930	[1]	170,666	[2]	32,650	[3]	142,551	[5]	362,707	[7]	0	0		0		0		0	0
Involuntary for “Cause”	3,930	[1]	0		0		0		362,707	[7]	0	0		0		0		0	0
Permanent Disability	3,930	[1]	170,666	[2]	32,650	[3]	142,551	[6]	362,707	[7]	0	85,145	[9]	2,955	[10]	340,579	[11]	0	0
Death	3,930	[1]	170,666	[2]	32,650	[3]	142,551	[6]	362,707	[8]	0	0		0		340,579	[12]	0	0
Change in Control (with or without Adverse Employ- ment Action)	3,930	[1]	170,666	[2]	32,650	[3]	142,551	[6]	362,707	[7]	0	0		0		170,290	[13]	0	714,346	[14]

(1)      Payment of base salary for time worked through the termination date, December 31, 2007.

(2)      Payment of all mandatory deferred incentive plan awards from plan years 2002 though 2006, plus interest, plus 100% “matching” payments.  Payments would have been made over the 5-year period beginning January 2008 and ending January 2012, each payment relating to the plan year that ended five years previously.

(3)      Payment of an incentive plan cash award and mandatory deferral award, in the discretion of the Compensation Committee, subject to approval by the Board of Directors.

(4)      Gain on the exercise of previously vested stock options for 101,029 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2007).

(5)      Gain on the exercise of stock options for 134,007 shares, including options granted in 2005, 2006 and 2007 that would have vested on
December 31, 2007.

(6)      Gain on the exercise of stock options for 142,462 shares, including all previously granted unvested options, all of which would have vested on December 31, 2007.

(7)      Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Rhoads at December 31, 2007.

(8)      Death benefit that would have been provided by the defined benefit pension plan.

(9)      Present value of payments under a disability insurance policy, which payments would begin after completion of salary continuation payments through June 30, 2008.

(10)     Premium cost for continued health insurance coverage through June 30, 2008.

(11)     Continued life insurance benefit (coverage amount) through age 65.  Thereafter, the benefit would reduce to $170,290.

(12)     Life insurance payment under National Penn’s life insurance program.

(13)     Continued lifetime life insurance benefit (coverage amount).

(14)     200% of average taxable compensation (W-2 income) for 2002 through 2006.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments.

Michael R. Reinhard

Assuming one of the following events occurred on December 31, 2007, Mr. Reinhard’s payments and benefits have an estimated value of:

Termination:	Salary Continuation $		Deferred Incentive Plan Payments $		Incentive Plan Award for 2007 $		Gain of Exercise of Stock Options $		Pension Plan Payments $		SERP Payments $	Long-Term Disability Coverage $		Health Insurance (COBRA) $		Paid Life Insurance Benefit $		Auto Allowance $	Change-in-Control Payments $
Voluntary	$4,077	[1]	$0		$0		$116,652	[4]	$207,290	[7]	$0	$0		$0		$0		$0	$0
Involuntary Without “Cause”	4,077	[1]	154,805	[2]	36,762	[3]	116,827	[5]	207,290	[7]	0	0		0		0		0	0
Involuntary for “Cause”	4,077	[1]	0		0		0		207,290	[7]	0	0		0		0		0	0
Permanent Disability	4,077	[1]	154,805	[2]	36,762	[3]	116,827	[6]	207,290	[7]	0	88,344	[9]	2,588	[10]	353,375	[11]	0	0
Death	4,077	[1]	154,805	[2]	36,762	[3]	116,827	[6]	207,290	[8]	0	0		0		353,375	[12]	0	0
Change in Control with or without Adverse Employ- ment Action)	4,077	[1]	154,805	[2]	36,762	[3]	116,827	[6]	207,290	[7]	0	0		0		176,688	[13]	0	667,343	[14]

(1)      Payment of base salary for time worked through the termination date, December 31, 2007.

    (2)      Payment of all mandatory deferred incentive plan awards from plan years 2002 though 2006, plus interest, plus 100% “matching” payments.  Payments would have been made over the 5-year period beginning January 2008 and ending January 2012, each payment relating to the plan year that ended five years previously.

(3)      Payment of an incentive plan cash award and mandatory deferral award, in the discretion of the Compensation Committee, subject to approval by the Board of Directors.

(4)      Gain on the exercise of previously vested stock options for 89,270 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2007).

(5)      Gain on the exercise of stock options for 123,660 shares, including options granted in 2005, 2006 and 2007 that would have vested on
December 31, 2007.

(6)      Gain on the exercise of stock options for 132,115 shares, including all previously granted unvested options, all of which would have vested on December 31, 2007.

(7)      Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Reinhard at December 31, 2007.

(8)      Death benefit that would have been provided by the defined benefit pension plan.

(9)      Present value of payments under a disability insurance policy, which payments would begin after completion of salary continuation payments through June 30, 2008.

(10)    Premium cost for continued health insurance coverage through June 30, 2008.

(11)    Continued life insurance benefit (coverage amount) through age 65.  Thereafter, the benefit would reduce to $176,688.

(12)    Life insurance payment under National Penn’s life insurance program.

(13)    Continued lifetime life insurance benefit (coverage amount).

   (14)    200% of average taxable compensation (W-2 income) for 2002 through 2006.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments.

Bruce G. Kilroy

Assuming one of the following events occurred on December 31, 2007, Mr. Kilroy’s payments and benefits have an estimated value of:

Termination:	Salary Continuation $	Deferred Incentive Plan Payments $	Incentive Plan Award for 2007 $	Gain of Exercise of Stock Options $	Pension Plan Payments $	SERP Payments $	Long-Term Disability Coverage $	Health Insurance (COBRA) $	Paid Life Insurance Benefit $	Auto Allowance $	Change-in-Control Payments $
Voluntary	$ 4,958 [1]	$155,563 [2]	$ 0	$142,596 [5]	$ 163,946 [8]	$ 0	$ 0	$ 0	$ 214,845 [12]	$ 0	$ 0
Involuntary Without “Cause”	4,958 [1]	155,563 [2]	39,280 [4]	142,766 [6]	163,946 [8]	0	0	0	0	0	0
Involuntary for “Cause”	4,958 [1]	155,563 [2]	0	0	163,946 [8]	0	0	0	0	0	0
Permanent Disability	4,958 [1]	345,458 [3]	39,280 [4]	142,766 [7]	163,946 [8]	0	107,423 [10]	2,461 [11]	429,691 [13]	0	0
Death	4,958 [1]	345,458 [3]	39,280 [4]	142,766 [7]	163,946 [9]	0	0	0	429,691 [14]	0	0
Change in Control (with or without Adverse Employment Action)	4,958 [1]	345,458 [3]	39,280 [4]	142,766 [7]	163,946 [8]	0	0	0	214,845[12]	0	493,691 [15]

(1)      Payment of base salary for time worked through the termination date, December 31, 2007.

(2)      Payment of incentive plan awards previously deferred on voluntary basis.

    (3)      Payment of all mandatory deferred incentive plan awards from plan years 2002 though 2006, plus interest, plus 100% “matching” payments.  Payments would have been made over the 5-year period beginning January 2008 and ending January 2012, each payment relating to the plan year that ended five years previously.  Amount shown is before additional interest to the date of each payment and includes amounts previously deferred by him voluntarily (total of $155,563), which also would have been paid.

(4)      Payment of an incentive plan cash award and mandatory deferral award, in the discretion of the Compensation Committee, subject to approval by the Board of Directors.

(5)      Gain on the exercise of previously vested stock options for 102,068 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2007).

(6)      Gain on the exercise of stock options for 135,546 shares, including options granted in 2005, 2006 and 2007 that would have vested on      December 31, 2007.

(7)      Gain on the exercise of stock options for 144,001 shares, including all previously granted unvested options, all of which would have vested on December 31, 2007.

(8)      Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Kilroy at December 31, 2007.

(9)      Death benefit that would have been provided by the defined benefit pension plan.

(10)    Present value of payments under a disability insurance policy, which payments would begin after completion of salary continuation payments through June 30, 2008.

(11)    Premium cost for continued health insurance coverage through June 30, 2008.

(12)    Continued lifetime life insurance benefit (coverage amount).

(13)    Continued life insurance benefit (coverage amount) through age 65.  Thereafter, the benefit would reduce to $214,845.

(14)    Life insurance payment under National Penn’s life insurance program.

    (15)    200% of average taxable compensation (W-2 income) for 2002 through 2006.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments.

Paul W. McGloin

Assuming one of the following events occurred on December 31, 2007, Mr. McGloin’s payments and benefits have an estimated value of:

Termination:	Salary Continuation $		Deferred Incentive Plan Payments $		Incentive Plan Award for 2007 $		Gain of Exercise of Stock Options $		Pension Plan Payments $		SERP Payments $	Long- Term Disability Coverage $		Health Insurance (COBRA) $		Paid Life Insurance Benefit $		Auto Allowance $	Change-in-Control Payments $
Voluntary	$4,980	[1]	$210,037	[2]	$41,375	[3]	$28,334	[4]	$102,720	[7]	$0	$0		$0		$0		$0	$0
Involuntary Without “Cause”	4,980	[1]	210,037	[2]	41,375	[3]	28,504	[5]	102,720	[7]	0	0		0		0		0	0
Involuntary for “Cause”	4,980	[1]	210,037	[2]	0		0		102,720	[7]	0	0		0		0		0	0
Permanent Disability	4,980	[1]	210,037	[2]	41,375	[3]	28,504	[6]	102,720	[7]	0	107,900	[9]	2,476	[10]	305,000	[11]	0	0
Death	4,980	[1]	210,037	[2]	41,375	[3]	28,504	[6]	102,720	[8]	0	0		0		305,000	[12]	0	0
Change in Control (with or without Adverse Employ- ment Action)	4,980	[1]	210,037	[2]	41,375	[3]	28,504	[6]	102,720	[7]	0	0		0		0		0	427,479	[13]

(1)      Payment of base salary for time worked through the termination date, December 31, 2007.

(2)      Payment of all mandatory deferred incentive plan awards from plan years 2002 though 2006, plus interest, plus 100% “matching” payments.  Payments would have been made over the 5-year period beginning January 2008 and ending January 2012, each payment relating to the plan year that ended five years previously.  Amount shown is before additional interest to the date of each payment and includes amounts previously deferred by him voluntarily (total of $24,413), which also would have been paid.

(3)      Payment of an incentive plan cash award and mandatory deferral award, in the discretion of the Compensation Committee, subject to approval by the Board of Directors.

(4)      Gain on the exercise of previously vested stock options for 52,641 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2007).

(5)      Gain on the exercise of stock options for 86,531 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2007.

(6)      Gain on the exercise of stock options for 94,986 shares, including all previously granted unvested options, all of which would have vested on December 31, 2007.

(7)      Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. McGloin at December 31, 2007.

(8)      Death benefit that would have been provided by the defined benefit pension plan.

(9)      Present value of payments under a disability insurance policy, which payments would begin after completion of salary continuation payments through June 30, 2008.

(10)    Premium cost for continued health insurance coverage through June 30, 2008.

(11)    Continued life insurance benefit (coverage amount) through June 30, 2008.

(12)    Life insurance payment under National Penn’s life insurance program.

(13)    200% of average taxable compensation (W-2 income) for 2002 through 2006.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may  apply to change-in-control payments.

The following subsection presents information on various payments and benefits that Mr. Weidner and Ms. Weaver will receive due to their termination of employment.

Wayne R. Weidner

On December 28, 2007, Wayne R. Weidner retired as a National Penn employee, remaining non-employee Chairman and a director of National Penn and a director of National Penn Bank.  As a result, National Penn began monthly payments to Mr. Weidner of his supplemental executive retirement plan (“SERP”) benefit on January 1, 2008.  The SERP benefit, contained in Mr. Weidner’s employment agreement, is a retirement annuity for 15 years equal to 65% of his final average base salary.  As of December 31, 2007, the present value of Mr. Weidner’s accumulated SERP benefit was $2,468,253 (see “Pension Benefits Table”).  Monthly SERP payments are $21,178.  Pension plan payments, if any, made concurrently with SERP payments will be credited against, and reduce dollar-for-dollar, the SERP payments.

As Mr. Weidner was retirement-eligible on December 27, 2007, his payments and benefits under National Penn’s existing retirement and benefit programs include:

•
Payment of his December 31, 2007 deferred compensation balance under the Executive Incentive Plan, which will be paid out over a five-year period beginning January 1, 2009, with interest and the company 100% “match” as provided in the plan (see “Non-Qualified Deferred Compensation Table”);

•
Payment of his award for plan year 2007 of $104,264 under the Executive Incentive Plan, with an additional $10,426 subject to the mandatory deferral feature of the Executive Incentive Plan (see “Summary Compensation Table”);

•
Vesting, in accordance with their terms, of all outstanding stock options held by Mr. Weidner, with a maximum exercise period of five years from December 27, 2007 (see “Outstanding Equity Awards at Year-End Table”);

•
Receipt of his vested benefit under the National Penn defined benefit pension plan, to be paid out of plan assets in accordance with the plan’s payment provisions and his payment election.  At December 31, 2007, the present value of the plan’s accumulated benefit obligation to Mr. Weidner was $1,319,421 (see “Pension Plan Table”); and

•	Continued paid-up life insurance benefit for the rest of his life in an amount equal to his annual base salary as of December 28, 2007 ($425,568).

Sharon L. Weaver

In connection with a management restructuring effort undertaken in 2007 and the pending mergers with KNBT Bancorp, Inc. and Christiana Bank & Trust Company, a special “termination without cause” severance program was recommended by executive management and approved by the Compensation Committee.  Several executives, including Ms. Weaver elected participation in the program.

On January 2, 2008, Ms. Weaver and National Penn entered into an agreement under which she left National Penn’s employment on that date.  Under this agreement, National Penn paid Ms. Weaver in February 2008 a lump sum severance payment of $229,943 (115% of her annual base salary in 2007).  In addition, National Penn agreed to provide Ms. Weaver with 18 months of continued health insurance coverage (subject to her continued payment of monthly premiums at employee rates), and a continued life insurance benefit of $399,900 (2 times her annual base salary in 2007) for 18 months, an automobile and telephone allowance of $1,966 for 90 days, as well as payment for professional outplacement services of $7,250.

As Ms. Weaver’s pre-existing “change-in-control” agreement with National Penn expired by its terms upon her termination of employment, National Penn agreed to provide a “change-in-control” benefit of $500,000 if a “change-in-control” of National Penn (as defined in her expired “change-in-control”
agreement) occurred before July 2, 2009, or of $100,000 if such a “change-in-control” occurred between July 2, 2009 and January 2, 2011.

As she was retirement-eligible on January 2, 2008, Ms. Weaver’s payments and benefits under National Penn’s existing retirement and benefit programs include:

•
Payment of her December 31, 2007 deferred compensation balance under the Executive Incentive Plan, which will be paid out over a five-year period beginning January 1, 2009, with interest and the company 100% “match” as provided in the plan (see “Non-Qualified Deferred Compensation Table”);

•
Payment of her award for plan year 2007 of $33,246 under the Executive Incentive Plan, with an additional $3,325 subject to the mandatory deferral feature of the Executive Incentive Plan (see “Summary Compensation Table”);

•
Vesting, in accordance with their terms, of all outstanding stock options held by Ms. Weaver, with a maximum exercise period of five years from January 2, 2008.  (See “Outstanding Equity Awards at Year-End Table”);

•
Receipt of her vested benefit under the National Penn defined benefit pension plan, to be paid out of plan assets in accordance with the plan’s payment provisions and her payment election.  At December 31, 2007, the present value of the plan’s accumulated benefit obligation to Ms. Weaver was $529,453. (See “Pension Plan Table”); and

•	Continued paid-up life insurance benefit for the rest of her life in an amount equal to her annual base salary as of January 2, 2008 ($199,950).

STOCK OWNERSHIP

Guidelines

To reinforce the importance of aligning the financial interests of our directors and executive officers with those of our shareholders, the Nominating/Corporate Governance Committee has approved minimum stock ownership guidelines for our directors, executive officers and for the other members of our “Leadership Group” (37 persons, including the executive officers).

Directors

For directors, the Guidelines require an equity investment in National Penn stock of $100,000.

Equity interests that count toward satisfaction of the Stock Ownership Guidelines include:

•	Shares owned outright by the Director.

•	Shares owned jointly by the Director and his or her spouse.

•	Shares owned outright by the Director’s spouse.

•	Shares held in trust (to the extent for the benefit of the Director).

•	Phantom shares held by the Director under the Directors’ Fee Plan.

•	Restricted stock or restricted stock units held by the Director under the Long-Term Incentive Compensation Plan.

•	Shares subject to exercisable “in the money” stock options held by the Director (to the extent of the “spread” on the “in the money” options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of a Director’s equity investment calculated under these Guidelines.

Upon initial appointment as a Director, a person has five years from the effective date of appointment to achieve compliance with the amount required by these Guidelines.

A Director’s compliance with these Guidelines will be considered in connection with the annual director performance evaluation.

The Nominating/Corporate Governance Committee monitors directors’ compliance with the Stock Ownership Guidelines.  At its meeting held in December 2007, the Committee confirmed that all directors have the required equity investment in National Penn stock except Natalye Paquin and Molly K. Morrison, first appointed to the Board in 2006 and 2007, respectively, who are each in the five-year phase-in period provided by the Guidelines.  Directors Jeffrey P. Feather, Donna D. Holton, Thomas L. Kennedy, Christian F. Martin IV and R. Chadwick Paul Jr., who joined the Board in connection with the February 1, 2008 merger with KNBT Bancorp, Inc., are each in compliance with these guidelines.

Executive Officers

For executive officers and other Leadership Group members, the guidelines are expressed in terms of the aggregate value of National Penn equity interests as a multiple of the officer’s base salary, as follows:

Officer	Stock Ownership Guideline

Chairman (if full time executive), President and/or Chief Executive Officer and/or Chief Operating Officer	3 x base salary
Group Executive Vice President	2 x base salary
Other Leadership Group Members	1.25 x base salary

Equity interests that count toward satisfaction of the Stock Ownership Guidelines include:

•	Shares owned outright by the officer.

•	Shares owned jointly by the officer and his or her spouse.

•	Shares owned outright by the officer’s spouse.

•	Shares held in trust (to the extent for the benefit of the officer).

•      Shares held by the officer in the National Penn Capital Accumulation Plan (a 401(k) plan).

•	Shares held by the officer in the National Penn Employee Stock Purchase Plan.

•	Restricted stock or restricted stock units held by the officer under the Long-Term Incentive Compensation Plan.

•	Shares subject to exercisable stock options held by the officer (to the extent of the “spread” on the exercisable options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of an officer’s equity investment calculated under these Guidelines.

Newly-hired or promoted officers who become subject to the Stock Ownership Guidelines have up to five years to meet the Guidelines.  Upon subsequent appointment to a covered position with a higher ownership requirement, a person has three years from the effective date of that appointment to achieve compliance with the higher amount required by these Guidelines.  An officer’s compliance with these Guidelines will be considered when decisions are made affecting the officer’s compensation, including changes in base salary, annual and/or long-term incentive compensation grants or awards.

The Nominating/Corporate Governance Committee monitors officers’ compliance with the Stock Ownership Guidelines.  At its meeting held in December 2007, the Committee confirmed that, among others, the seven executive officers covered by the “Executive Compensation” section of this proxy statement comply with the Guidelines.

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director, and executive officers of National Penn, as of March 3, 2008.

Name of Beneficial Owner	Aggregate Number of Shares of National Penn Common Stock(1)		Exercisable Options for National Penn Common Stock(2)	Common Stock Units Held Under National Penn Plans(3)	Percent of Class(4)

Directors and Nominees
Thomas A. Beaver (5)	16,827	(6)	-	5,987	-
J. Ralph Borneman, Jr.	46,670	(7)	14,076	24,691	-
Robert L. Byers (5)	170,931	(8)	2,652	8,749	-
Jeffrey P. Feather (5)	391,586	(9)	33,475	-	-
Donna D. Holton	77,475	(10)	33,475	-	-
Thomas L. Kennedy	166,459	(11)	5,665	-	-
Patricia L. Langiotti (5)	31,026	(12)	10,268	5,316	-
Christian F. Martin IV	217,860	(13)	39,099	-	-
Molly K. Morrison	246		-	2,051	-
Glenn E. Moyer	53,031	(14)	250,823	-	-
Natalye Paquin (5)	4,416	(15)	-	163	-
R. Chadwick Paul Jr.	60,716	(16)	33,475	-	-
Robert E. Rigg	564,651	(17)	4,556	18,996	-
C. Robert Roth	41,623	(18)	14,076	-	-
Wayne R. Weidner	84,347	(19)	681,809	1,600	-

Other Named Executive Officers
Gary L. Rhoads	90,657	(20)	101,029	-	-
Michael R. Reinhard	34,054	(21)	89,270	-	-
Bruce G. Kilroy	38,225	(22)	102,068	-	-
Paul W. McGloin	29,247	(23)	52,641	-	-
Sharon L. Weaver	21,452	(24)	145,501	-	-

All Directors and Executive
Officers as a Group (31 Persons)	2,452,738		2,587,480	67,553	6.13%

(1) Unless otherwise indicated, sole voting and investment power is held by the named individual. Excludes Common Stock Units because actual shares are not issuable within 60 days of March 3, 2008.

(2)                Shares which may be acquired by exercise of vested options granted under National Penn stock compensation plans.  Also includes shares which may be acquired by exercise of vested options granted  in substitution for stock options of acquired companies, as provided in the acquisition agreements.

(3)               “Phantom” stock credited under the Directors’ Fee Plan or restricted stock units credited under the Long-Term Incentive Compensation Plan (collectively, “Common Stock Units”).  Common Stock Units will be converted  to shares of National Penn common stock and paid out to individuals upon their termination of service or attaining age 65, in accordance with the terms of the respective Plans and the terms of the grants.

(4)
Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 3, 2008.  Calculation is based on shares held and exercisable options, and excludes Common Stock Units (See footnotes 1 and 3).

(5)	Nominee for election as a Class III director.

(6)	Includes 10,829 shares held jointly with spouse. Also includes 1,600 shares of restricted stock over which Mr. Beaver has sole voting power but no investment power.

(7)	Includes 31,175 shares held jointly with spouse.

(8)	Includes 119,794 shares held jointly with spouse.

(9)	Includes 323,169 shares held jointly with spouse and 15,450 shares held in custody for son.

(10)	Includes 76,008 shares held jointly with spouse.

(11)	Includes 14,715 shares owned by spouse.

(12)	Includes 28 shares held jointly with spouse and 1,918 shares owned by spouse. Also includes 3,888 shares of restricted stock over which Ms. Langiotti has sole voting power but no investment power.

(13)	Includes 29,063 shares owned by spouse and 3,296 shares owned by daughter.

(14)	Includes 3,486 shares owned by spouse; Mr. Moyer disclaims beneficial ownership of these shares. Includes 11,483 shares held in the National Penn Capital Accumulation Plan (401(k) plan).

(15)	Includes 2,211 shares of restricted stock over which Ms. Paquin has sole voting power but no investment power.

(16)	Includes 27,817 shares held jointly with spouse and 392 shares held by spouse as custodian for children.

(17)
Includes 12,044 shares owned by spouse and 7,757 shares owned by Rigg-Darlington Profit Sharing Plan.  Includes 174,052 shares pledged by Mr. Rigg to secure repayment of a line of credit from a lender not affiliated with National Penn.

(18)	Includes 22,198 shares held jointly with spouse and 2,651 shares owned by spouse. Also includes 3,888 shares of restricted stock over which Mr. Roth has sole voting power but no investment power.

(19)	Includes 1,360 shares held jointly with spouse. Includes 47,437 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(20)	Includes 53,068 shares held jointly with spouse. Includes 25,058 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan)

(21)	Includes 13,875 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(22)	Includes 5,269 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(23)	Includes 25,013 shares held jointly with spouse.

(24)	Includes 14,219 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

Five Percent Shareholders

As of March 3, 2008, National Penn does not know of any individual or group that owns more than 5% of the outstanding shares of National Penn common stock.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party Transactions and Policies

Certain directors and officers of National Penn, and companies with which they are associated, are customers of National Penn's banking subsidiary, National Penn Bank.  During 2007, these individuals and companies had banking transactions with National Penn Bank in the ordinary course of business.  Similar transactions may be expected to occur in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons.  In the opinion of National Penn's management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Reserve Board Regulation O.  As of December 31, 2007, loans to executive officers, directors, and their affiliates represented 1.6% of shareholders' equity in National Penn.

National Penn Bank’s Board of Directors is responsible to ensure compliance with Regulation O, including its lending, record-keeping and reporting requirements, and to that end, has adopted and maintains a written Regulation O compliance policy.  National Penn’s Director of Risk Management is the executive officer responsible for administration of the Regulation O compliance policy.  The Director of Risk Management maintains a list of insiders (directors, executive officers, principal shareholders, and their related interests) who are subject to the Regulation O compliance policy.  Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions.  Depending on the facts and circumstances, any direct or indirect extension of credit to an insider, including related interests, must be approved by the Board of Directors or any two of the following officers – Chairman, President, Chief Credit Officer or Chief Lending Officer.  Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

National Penn also has a Related Party Transaction Policy.  Under this policy, a “related party transaction” is any transaction (or series of related transactions) in which National Penn or any subsidiary is a participant, involving more than $120,000, and in which a related party has a direct or indirect material interest.  Related parties include all directors, nominees for election as directors, executive officers, immediate family members of any such persons, and 5% shareholders.  The policy generally provides for review, approval or ratification of any related party transaction by the Audit Committee.

In addition to its Regulation O compliance policy and Related Party Transaction Policy, National Penn has a written Code of Conduct, approved by the Board of Directors, that addresses, among other things, related party transactions.  The Code applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.  The Code requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of National Penn, or that might influence, or appear to influence, a person’s judgment in any matter involving National Penn. The Code describes the application of the foregoing rule in a variety of circumstances, including the purchase, lease or sale of assets or services to or from National Penn.  National Penn’s Board of Directors is responsible for the enforcement of the Code of Conduct.

To identify related persons and entities, National Penn requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually.  This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Related Party Transaction Policy or the Code of Conduct may arise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires National Penn's directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish National Penn with copies of all their Section 16(a) filings.

Based solely on review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors and executive officers complied during 2007 with all Section 16(a) filing requirements, except that one Form 4 was filed late for director Albert H. Kramer due to administrative error at National Penn.

PROPOSAL 2 – RATIFICATION OF AUDITORS

Our Board’s Audit Committee is comprised entirely of directors who are independent as defined in the listing standards of The Nasdaq Stock Market.  See “Director Independence.”  Among other things, the Board has also determined that each Committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members. The Board has also determined that Patricia L. Langiotti, PMC, Audit Committee Chair, Thomas A. Beaver, CPA, and Thomas L. Kennedy, Esq., are each an “audit committee financial expert”.  In addition, Albert H. Kramer and John J. Nesbitt, III, Board and Audit Committee members of National Penn subsidiaries, National Penn Bank and Christiana Bank & Trust Company, respectively, are also each qualified as an “audit committee financial expert.”  The rules of the Securities and Exchange Commission define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.

Under the Audit Committee’s charter, the Committee is responsible for selection of National Penn’s independent auditors pursuant to a well-organized process. The Committee also evaluates and monitors the auditors’ qualifications, performance, and independence. This evaluation includes a review and evaluation of the lead partner of the independent auditors. The Committee also takes into account the opinions of management and National Penn’s Senior Internal Audit Executive, who has supervisory responsibility for the internal audit function.  More can be learned about the Committee’s responsibilities with respect to the independent auditors in the Committee’s charter, which is available on National Penn’s website at www.nationalpennbancshares.com under “Governance Documents.”

The Audit Committee conducted its 2008 evaluation of National Penn’s independent registered public accounting firm, Grant Thornton LLP, at its meeting in February 2008.  Following that evaluation, the Committee unanimously selected Grant Thornton LLP as National Penn’s independent auditors for 2008, subject to shareholder ratification.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of Grant Thornton LLP as National Penn’s independent auditors for 2008.  Grant Thornton LLP has served as National Penn’s independent auditors since 1980.

Representatives of Grant Thornton LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the Committee will reconsider its selection of Grant Thornton LLP, even though the Committee is not obligated to select new independent auditors in that event.

The Board of Directors recommends a vote “FOR” ratification of the Audit Committee’s selection of Grant Thornton LLP as independent auditors for 2008.

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn's Board of Directors is composed solely of independent directors, as currently defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors.  The charter is available on National Penn's website at www.nationalpennbancshares.com.  To access the charter, log on and select “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP). Grant Thornton LLP, selected by the Audit Committee to serve as National Penn's independent registered public accounting firm, is responsible for performing an independent audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon based on such audit.

The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.  The Audit Committee members are not National Penn employees and are not necessarily accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or Grant Thornton LLP.  Likewise, the Audit Committee is not aware of any reason to believe that Grant Thornton LLP is not "independent" under applicable rules.  The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and Grant Thornton LLP on the basis of the information it receives, discussions with management and Grant Thornton LLP, and the experience of the Audit Committee's members in business, finance and accounting matters.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP. Management has represented to the Audit Committee that National Penn's consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and Grant Thornton LLP has represented to the Audit Committee that it has performed its audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The Audit Committee has relied upon the representations of management and Grant Thornton LLP without independent verification.  The Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

Grant Thornton LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm's independence.

Based on the Audit Committee's discussions with management and Grant Thornton LLP, the representations of management to the Audit Committee, the representations of Grant Thornton LLP included in their report on National Penn's consolidated financial statements and otherwise on such report of Grant Thornton LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2007.

Aggregate fees billed to National Penn by Grant Thornton LLP for the years ended December 31, 2007 and December 31, 2006 were as follows:

	Year Ended December 31,
	2007	2006
Audit Fees	$604,171	$482,791
Audit-Related Fees	66,417	46,557
Tax Fees	184,547	200,389
All Other Fees	None	17,775

Audit Fees.  Consists of aggregate fees billed for professional services rendered for the audit of National Penn's consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the years 2007 and 2006.   This includes fees for Sarbanes-Oxley Act, Section 404, internal controls assessment work and services provided by Grant Thornton LLP in connection with National Penn's registration statements filed with the SEC in 2007 and 2006.

Audit-Related Fees.  Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn's consolidated financial statements and are not reported under "Audit Fees." Also includes accounting assistance related to acquisitions and consultations related to financial accounting and reporting standards and audits of National Penn's 401(k) plan and student loan portfolio, and the U. S. HUD-required audit of National Penn Mortgage Company.

Tax Fees.  Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.  Also includes assistance regarding federal and state tax compliance, tax audit defense, tax refund claims, and tax planning.

All Other Fees.  Consists of aggregate fees billed for products and services provided by Grant Thornton LLP other than those disclosed above.

The Audit Committee considered whether the provision of the above services by Grant Thornton LLP is compatible with maintaining that firm’s independence.  The Audit Committee is satisfied that it is independent.

Pre-Approval Requirements.  The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm. These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels.  If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed.  In addition, any proposed services that were pre-approved on a periodic basis, but later would exceed the pre-determined cost level, also require separate pre-approval by the Audit Committee.

Patricia L. Langiotti, Chair	Christian F. Martin IV
Thomas A. Beaver	R. Chadwick Paul, Jr.
Thomas L. Kennedy	Robert E. Rigg
Albert H. Kramer (National Penn Bank Audit Committee member)	C. Robert Roth

PROPOSAL 3– SHAREHOLDER PROPOSAL

National Penn has been advised by a shareholder of his intention to present a shareholder proposal at the annual meeting.  The proposal is set forth below in accordance with National Penn’s bylaws and SEC rules.  National Penn is not responsible for the contents of the proposal or supporting statement.  National Penn will provide the name, address, and share ownership of the proponent upon any shareholder’s oral or written request.  The Board’s position and recommendation immediately follows the proposal below.

Shareholder Proposal.

RESOLUTION:  That the shareholders of NATIONAL PENN BANCSHARES, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.  The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Proponent’s Supporting Statement.

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation.  Currently, our board of directors is divided into three classes with each class serving three-year terms.  Because of this structure, shareholders may only vote for one-third of the directors each year.  This is not in the best interest of shareholders because it reduces accountability.

U. S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.  The acquisition of KNBT Bnacorp, Inc. is, in the proponent’s opinion, its greatest challenge of this decade.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance.  The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.  In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Recommendation and Statement.

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

This proposal requests the Board to take the steps necessary to cause the annual election of all directors.  This would require the amendment of National Penn’s articles of incorporation.  Such an amendment would require the affirmative vote of the Board of Directors followed by the affirmative vote of shareholders holding at least two-thirds of all outstanding shares of National Penn common stock.

National Penn’s Board of Directors is divided into three classes, each of which serves for a three-year term.  This Board structure has been in place since 1984.  It is designed to balance two concerns – the need for shareholders to express their opinion on the Board’s performance, and the need for National Penn’s directors to focus on National Penn’s long-term success.

The Board believes that National Penn’s ability to succeed in producing long-term shareholder value requires long-term perspective, strategy, and planning.  A classified Board facilitates this process by assuring that a majority of directors at any time will have experience in and knowledge of the business and operations of National Penn.

The proponent cites the acquisition of KNBT Bancorp as National Penn’s greatest challenge of this decade.  With this statement the Board agrees.  Like National Penn, KNBT had a classified Board of Directors prior to the February 1, 2008 merger with National Penn.  As a result of the merger, National Penn has a newly-configured Board of Directors, reflecting 10 directors from National Penn and 5 directors from KNBT.  To facilitate long-term perspective, strategy and planning, and to further the integration process of the two companies, the Board is currently structured with each class of directors being a mix of directors from National Penn and KNBT. This also supports effective communication and interaction among new colleagues.

Besides facilitating a long-term perspective, strategy and planning, a classified Board is intended to prevent unfair treatment of National Penn’s shareholders in takeover situations.  By preventing third parties from replacing a majority of the Board at any given time, and thus eliminating the threat of abrupt removal, the Board can evaluate takeover proposals with the diligence required, appropriately consider alternatives and negotiate effectively, all in the best interests of the shareholders.

The Board of Directors believes that its interests, and those of management, are specifically aligned with shareholders' interests, through the fiduciary duty owed by Board members and management to act in shareholders' best interests.  In addition, our directors are required to own shares of National Penn common stock under Board-approved stock ownership guidelines so that their personal financial interests are aligned with shareholders.  The Board also strives to be responsive to input from shareholders through the annual shareholders meeting, through National Penn’s Investor Relations department, and by reviewing shareholder communications submitted to the Board as described on page 8.

As a result, at this time, the Board considers this proposal premature and ill-advised.

The Board unanimously recommends that shareholders vote AGAINST this proposal.

ADDITIONAL INFORMATION

"Householding" of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in "street name") to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn's shareholders.  This delivery method is referred to as "householding," and can result in significant cost savings for National Penn, and in turn, National Penn's shareholders.

In order to take advantage of this opportunity, National Penn has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date.  National Penn will, however, promptly deliver, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to a shareholder at a shared address to which a single copy of those documents was delivered.  Shareholders of record who prefer to receive separate copies of a proxy statement or annual report, either now or in the future, can request a separate copy of the proxy statement or annual report by writing to National Penn at the following address:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512, or by telephone at (610) 369-6461.  Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports "householded," please contact National Penn at the above address or telephone number.

If your National Penn stock is held in "street name" (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary.  Conversely, if your National Penn shares are held in street name and you wish to have your future proxy statements and annual reports "householded," you can request "householding" by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

Shareholders of record at the close of business on March 3, 2008 are entitled to vote their shares at the annual meeting.  As of that date, there were 79,530,073 common shares outstanding and entitled to be voted at the meeting.  The holders of those shares are entitled to one vote per share.

Quorum

The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum.  A quorum must be present at the meeting before any business may be conducted.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given.  An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

If you participate in National Penn's Dividend Reinvestment and Stock Purchase Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions.  They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy.  In addition, you may revoke your proxy by sending a written notice of revocation to National Penn's Corporate Secretary, by submitting a later-dated proxy, or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the Board of Directors' nominees as directors, FOR the approval of Proposal 2 – Ratification of Auditors, and AGAINST the approval of Proposal 3 – the Shareholder Proposal if presented at the meeting.

National Penn's Board and management know of no other business that is planned to be brought before the meeting.  If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Street Name Holders

If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the nominee, as the record holder of the shares, is required to vote those shares as you may instruct.  If you do not give instructions to the broker, the broker may not vote the shares on “non-routine” items including Proposal 3.

Tabulation of Votes

Mellon Investor Services LLC, the transfer agent, will tabulate the votes.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares, and the nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank, or other nominee and you do not give instructions as to how to vote, the nominee will have authority to vote your shares on certain routine items but not on other items. Broker non-votes will not be counted and will have no effect on the outcome of the vote on Proposal 3.

Proxy Solicitation

National Penn will bear all costs of this proxy solicitation.  National Penn's officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile.  National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners. National Penn has engaged Mellon Investor Services LLC to assist in the solicitation of proxies for the meeting at a cost of $7,500 plus reasonable out-of-pocket expenses.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn's 2009 proxy materials for the 2009 annual meeting of shareholders if they do so in accordance with the applicable SEC rules.  Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than November 27, 2008 in order to be considered for inclusion in National Penn's 2009 proxy materials.  For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see the discussion of the Committee's practices and procedures on page 7.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:
•	Pursuant to National Penn's notice of such meeting;
•	By the presiding officer;
•	By or at the direction of a majority of the Board of Directors; or
•	By one or more shareholders in accordance with the applicable rules of the SEC and National Penn's governing By-Law provisions.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn's principal office not later than:

•	90 days prior to the annual meeting (which, for the 2009 annual meeting, would mean no later than January 28, 2009 if the annual meeting is held on April 28, 2009); or
•
If the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date.  Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to the Nasdaq Stock Market or in a news release reported by any national news service.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:
•	The name and address of such shareholder and of such beneficial owner; and
•	The class and number of shares of the stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner; and
·
A representation that the shareholder is a beneficial owner of stock of National Penn entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•	The name and address of the person to be nominated;
•
A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

•
A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

•
Such other information regarding the nominee as would be required to be included in proxy materials filed under applicable rules of the SEC had the nominee been nominated by the Board of Directors; and

•	The written consent of the nominee to serve as a director of National Penn, if so elected.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;
•	The reasons for making such proposal; and
•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn’s governing bylaw provisions on or prior to the required date and if such proposal is properly presented at the 2009 annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn’s proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to National Penn’s shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn’s governing bylaw procedures, including receipt of the required notice by the Corporate Secretary by the date specified.  If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2009 annual meeting of shareholders, the proxies appointed by National Penn’s Board of Directors may exercise discretionary authority when voting on such proposal.

Questions about these requirements, or notices mandated by them, may be directed to:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P.O. Box 547, Boyertown, Pennsylvania 19512.

 Shareholder List

For at least ten days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn’s principal executive offices.  The list will also be available for examination at the meeting.

Annual Report for 2007

National Penn’s Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement.  It is also available at National Penn’s website, www.nationalpennbancshares.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

[THIS PAGE INTENTIONALLY LEFT BLANK]

www.nationalpennbancshares.com

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the Class III Director nominees listed below, FOR ratification of National Penn’s independent auditors for 2008 (Proposal 2) and AGAINST approval of the shareholder proposal (Proposal 3). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.
Please Mark Here for Address Change	[ ]
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” all the nominees and “FOR” ratification of independent auditors.				The Board of Directors recommends a vote “AGAINST” the shareholder proposal.
1. Election of Class III Directors Nominees 01 Thomas A. Beaver 02 Robert L. Byers 03 Jeffrey P. Feather 04 Patricia L. Langiotti 05 Natalie Paquin	FOR all nominees listed to the left (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed to the left [ ]		3. Shareholder proposal	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)				PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.
2. Ratification of National Penn’s independent auditors for 2008.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature	Signature if held jointly			Date
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
UNTIL 9:30 AM EASTERN TIME ON APRIL 21, 2008, THE DAY OF THE ANNUAL MEETING.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/npbc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

For directions to the meeting location, please check our website at
www.nationalpennbancshares.com - Corporate Profile or call the Holiday Inn at (610) 391-1000.

You can view the Annual Report and Proxy Statement on the
Internet at: http://bnymellon.mobular.net/bnymellon/npbc

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints H. Anderson Ellsworth, Gary L. Rhoads and Michael R. Reinhard proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of National Penn to be held on April 21, 2008, and at any adjournments or postponements thereof.

(Continued on reverse side)

Address Change (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your National Penn Bancshares, Inc. account online.

Access your National Penn Bancshares, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for National Penn Bancshares, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	•View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
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This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.
Please Mark Here for Address Change	[ ]
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” all the nominees and “FOR” ratification of independent auditors.	The Board of Directors recommends a vote “AGAINST” the shareholder proposal.
1.Election of Class III Directors 01 Thomas A. Beaver 02 Robert L. Byers 03 Jeffrey P. Feather 04 Patricia L. Langiotti 05 Natalie Paquin	FOR all nominees listed to the left (except as marked to the contrary)	WITHOLD AUTHORITY to vote for all nominees listed to the left	3.Shareholder proposal	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
[ ]	[ ]	PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
2.Ratification of National Penn’s independent auditors for 2008.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature____________________________	Date___________________________
Please sign exactly as name appears hereon.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
UNTIL MIDNIGHT EASTERN TIME ON APRIL 16, 2008.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your instruction card.

INTERNET http://www.proxyvoting.com/npbc-401k Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/npbc

VOTING INSTRUCTION CARD

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct National Penn Investors Trust Company, as trustee (the “Trustee”) under the National Penn Bancshares, Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Annual Meeting of Shareholders of National Penn to be held on April 21, 2008, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

(Continued on the other side)
Address Change (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE